                                                                     EXHIBIT 4.1

================================================================================

                       VENCOR OPERATING INC., as Company


                          VENCOR, INC., as Guarantor


                                      AND


                  PNC BANK, NATIONAL ASSOCIATION, as Trustee


                                   Indenture

                          Dated as of April 30, 1998

                                  __________

                                 $300,000,000

             9 7/8% Guaranteed Senior Subordinated Notes due 2005

================================================================================

                               TABLE OF CONTENTS

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                                   ARTICLE 1
                                  Definitions

Section 1.01.  Certain Terms Defined......................................    15
Section 1.02.  Other Definitions..........................................    35

                                   ARTICLE 2
             Issue, Execution, Form and Registration of Securities

Section 2.01.  Authentication and Delivery of Securities..................    36
Section 2.02.  Execution of Securities and Guarantee......................    36
Section 2.03.  Certificate of Authentication..............................    37
Section 2.04.  Form, Denomination and Date of Securities; Payments of
     Interest.............................................................    37
Section 2.05.  Restrictive Legends........................................    39
Section 2.06.  Registration, Transfer and Exchange........................    40
Section 2.07.  Book-Entry Provisions for Global Securities................    42
Section 2.08.  Special Transfer Provisions................................    44
Section 2.09.  Mutilated, Defaced, Destroyed, Lost and Stolen Securities..    48
Section 2.10.  Cancellation of Securities.................................    49
Section 2.11.  Temporary Securities.......................................    49
Section 2.12.  CUSIP and CINS Numbers.....................................    50

                                   ARTICLE 3
           Covenants of the Company, the Guarantor and the Trustee.

Section 3.01.  Payment of Principal and Interest..........................    50
Section 3.02.  Offices for Payments, etc..................................    50
Section 3.03.  Appointment to Fill a Vacancy in Office of Trustee.........    51
Section 3.04.  Paying Agents..............................................    51
Section 3.05.  Certificates to Trustee....................................    52
Section 3.06.  Securityholders' Lists.....................................    52
Section 3.07.  Reports by the Trustee.....................................    52
Section 3.08.  Limitation on Restricted Payments..........................    53
Section 3.09.  Limitation on Incurrence of Indebtedness and Issuance of
     Disqualified Stock...................................................    55
Section 3.10.  Disposition of Proceeds of Asset Sales.....................    57

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Section 3.11.  Limitation on Liens........................................    61
Section 3.12.  Limitation on Dividend and Other Payment Restrictions
     Affecting Restricted Subsidiaries....................................    61
Section 3.13.  Limitation on Line of Business.............................    62
Section 3.14.  Limitation on Senior Subordinated Debt.....................    62
Section 3.15.  Limitation on Transactions with Affiliates.................    62
Section 3.16.  Limitation on Issuance of Guarantees of Indebtedness by
     Restricted Subsidiaries..............................................    63
Section 3.17.  Change of Control..........................................    64
Section 3.18.  Termination of Certain Covenants if Securities Rated
     Investment Grade.....................................................    66
Section 3.19.  Reports....................................................    66
Section 3.20.  Waiver of Stay, Extension or Usury Laws....................    68

                                   ARTICLE 4
            Remedies of the Trustee and Holders on Event of Default

Section 4.01.  Events of Default..........................................    68
Section 4.02.  Acceleration...............................................    70
Section 4.03.  Other Remedies.............................................    71
Section 4.04.  Waiver of Past Defaults....................................    71
Section 4.05.  Control by Majority........................................    71
Section 4.06.  Limitation on Suits........................................    71
Section 4.07.  Rights of Holders to Receive Payment.......................    72
Section 4.08.  Collection Suit by Trustee.................................    72
Section 4.09.  Trustee May File Proofs of Claim...........................    72
Section 4.10.  Priorities.................................................    73
Section 4.11.  Undertaking for Costs......................................    73

                                   ARTICLE 5
                            Concerning the Trustee

Section 5.01.  Duties and Responsibilities of the Trustee; During
     Default; Prior to Default............................................    74
Section 5.02.  Certain Rights of the Trustee..............................    75
Section 5.03.  Trustee Not Responsible for Recitals, Disposition of
     Securities or Application of Proceeds Thereof........................    76
Section 5.04.  Trustee and Agents May Hold Securities; Collections, etc...    77
Section 5.05.  Moneys Held by Trustee.....................................    77
Section 5.06.  Notice of Default..........................................    77


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Section 5.07.  Compensation and Indemnification of Trustee and Its
     Prior Claim..........................................................    77
Section 5.08.  Right of Trustee to Rely on Officer's Certificate, etc.....    78
Section 5.09.  Persons Eligible for Appointment as Trustee................    78
Section 5.10.  Resignation and Removal; Appointment of Successor
     Trustee..............................................................    79
Section 5.11.  Acceptance of Appointment by Successor Trustee.............    80
Section 5.12.  Merger, Conversion, Consolidation or Succession to
     Business of Trustee..................................................    81
Section 5.13.  Preferential Collection of Claims..........................    81

                                   ARTICLE 6
                            Concerning the Holders

Section 6.01.  Evidence of Action Taken by Holders........................    82
Section 6.02.  Proof of Execution of Instruments and of Holding of
     Securities; Record Date..............................................    82
Section 6.03.  Securities Owned by Company or Guarantor Deemed Not
      Outstanding.........................................................    83
Section 6.04.  Right of Revocation of Action Taken........................    83

                                   ARTICLE 7
                            Supplemental Indentures

Section 7.01.  Supplemental Indentures Without Consent of Holders.........    84
Section 7.02.  With Consent of Holders....................................    84
Section 7.03.  Effect of Supplemental Indenture...........................    86
Section 7.04.  Documents to Be Given to Trustee; Compliance with TIA......    86
Section 7.05.  Notation on Securities in Respect of Supplemental
     Indentures...........................................................    86

                                   ARTICLE 8
                    Consolidation, Merger or Sale of Assets

Section 8.01.  When the Company or the Guarantor May Merge, Etc...........    87
Section 8.02.  Successor Corporation Substituted..........................    87
Section 8.03.  Opinion of Counsel to Trustee..............................    88

                                      iii
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                                   ARTICLE 9
                                 Subordination

Section 9.01.  Agreement to Subordinate...................................    88
Section 9.02.  Liquidation; Dissolution; Bankruptcy.......................    88
Section 9.03.  Default on Designated Senior Debt..........................    90
Section 9.04.  When Distributions Must Be Paid Over.......................    90
Section 9.05.  Notice.....................................................    91
Section 9.06.  Subrogation................................................    91
Section 9.07.  Relative Rights............................................    92
Section 9.08.  The Company, the Guarantor and Holders May Not Impair
     Subordination........................................................    92
Section 9.09.  Distribution or Notice to Representative...................    93
Section 9.10.  Rights of Trustee and Paying Agent.........................    93
Section 9.11.  Authorization to Effect Subordination......................    94
Section 9.12.  Payment....................................................    94

                                  ARTICLE 10
                                   Guarantee

Section 10.01.  Guarantee.................................................    94
Section 10.02.  Subrogation...............................................    96

                                  ARTICLE 11
                           Redemption of Securities

Section 11.01.  Right of Optional Redemption; Prices......................    96
Section 11.02.  Notice of Redemption; Partial Redemptions.................    96
Section 11.03.  Payment of Securities Called for Redemption...............    97
Section 11.04.  Exclusion of Certain Securities from Eligibility for
     Selection for Redemption.............................................    98

                                  ARTICLE 12
                      Defeasance and Covenant Defeasance

Section 12.01.  Company's and Guarantor's Option to Effect Defeasance
     or Covenant Defeasance...............................................    98
Section 12.02.  Legal Defeasance and Discharge............................    98
Section 12.03.  Covenant Defeasance.......................................    99
Section 12.04.  Conditions to Legal or Covenant Defeasance................   100

                                      iv
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Section 12.05. Deposited Money and Government Securities to be Held
     in Trust; Other Miscellaneous Provisions.............................   101
Section 12.06. Repayment to the Company or the Guarantor..................   102
Section 12.07. Reinstatement..............................................   102

                                  ARTICLE 13
                           Miscellaneous Provisions

Section 13.01. Incorporators, Stockholders, Officers and Directors of
     Company and the Guarantor Exempt from Individual Liability...........   103
Section 13.02. Provisions of Indenture for the Sole Benefit of Parties
     and Holders..........................................................   103
Section 13.03. Successors and Assigns of Company and Guarantor
     Bound by Indenture...................................................   103
Section 13.04. Notices and Demands on Company, Guarantor, Trustee
     and Holders..........................................................   104
Section 13.05. Officer's Certificates and Opinions of Counsel;
     Statements to Be Contained Therein...................................   104
Section 13.06. Payments Due on Saturdays, Sundays and Holidays............   105
Section 13.07. Conflict of Any Provision of Indenture with Trust
     Indenture Act of 1939................................................   106
Section 13.08. New York Law to Govern.....................................   106
Section 13.09. Third Party Beneficiaries..................................   106
Section 13.10. Counterparts...............................................   106
Section 13.11. Effect of Headings.........................................   106

EXHIBIT A. Form of Certificate to be Delivered in
     Connection with Transfers Pursuant to
     Regulation S.........................................................   A-1

     THIS INDENTURE, dated as of April 30, 1998 among Vencor Operating, Inc., a Delaware corporation (the "COMPANY"), Vencor, Inc., a Delaware corporation (the "GUARANTOR"), and PNC Bank, National Association (the "TRUSTEE"),

                             W I T N E S S E T H :

     WHEREAS, the Company has duly authorized the issue of its 9 7/8% Guaranteed Senior Subordinated Notes due 2005 (the "SECURITIES") and, to provide, among other things, for the authentication, delivery and administration thereof, the Company has duly authorized the execution and delivery of this Indenture;

     WHEREAS, the Guarantor has duly authorized the execution and delivery of this Indenture to provide for its Guarantee of such Securities; and

     WHEREAS, the Securities, the Guarantee and the Trustee's certificate of authentication shall be in substantially the following form:

                          [FORM OF FACE OF SECURITY]

No.                                             $
[CUSIP][CINS]

                            Vencor Operating, Inc.
              9 7/8% Guaranteed Senior Subordinated Note Due 2005

     Vencor Operating, Inc., a Delaware corporation (the "COMPANY"), for value
received hereby promises to pay to                or registered assigns the
principal sum of                 Dollars at the Company's office or agency for
said purpose in the City of New York, on May 1, 2005, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on May 1 and November 1 (each an "INTEREST PAYMENT DATE") of each year, commencing with November 1, 1998, on said principal sum in like coin or currency at the rate per annum set forth above at said office or agency from the most recent Interest Payment Date to which interest on the Securities has been paid or duly provided for, unless the date hereof is a date to which interest on the Securities has been paid or duly provided for, in which case from the date of this Security, or, if no interest on the Securities [or on the Securities for which these Securities were exchanged pursuant to the Exchange Offer]/1/ has been paid or duly provided for, from April 30, 1998. Notwithstanding the foregoing, if the date hereof is after April 15 or October 15 (each an "INTEREST RECORD DATE"), as the

_______________________

     /1/To be included in Exchange Securities.

case may be, and before the immediately following Interest Payment Date, this Security shall bear interest from such Interest Payment Date; provided, that if the Company shall default in the payment of interest due on such Interest Payment Date then this Security shall bear interest from the next preceding Interest Payment Date to which interest on the Securities has been paid or duly provided for. The interest so payable on any Interest Payment Date will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on the Interest Record Date preceding such Interest Payment Date whether or not such day is a business day; provided that interest may be paid, at the option of the Company, by mailing a check therefor payable to the registered holder entitled thereto at such holder's last address as it appears on the Security register or by wire transfer, in immediately available funds, to such bank or other entity in the continental United States as shall be designated in writing by such holder prior to the relevant Interest Record Date and shall have appropriate facilities for such purpose.

     Interest, other than default interest, on the Securities will be computed on the basis of a 360-day year consisting of twelve 30-day months.

     Reference is made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Security shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:



                             VENCOR OPERATING, INC.


                             By:___________________________________
                                Name:
                                Title:

                         [FORM OF REVERSE OF SECURITY]

                            Vencor Operating, Inc.

               9 7/8% Guaranteed Senior Subordinated Note Due 2005

     This Security is one of a duly authorized issue of debt securities of the Company, limited to the aggregate principal amount of $300,000,000 (except as otherwise provided in the Indenture mentioned below), issued or to be issued pursuant to an indenture dated as of April 30, 1998 (the "INDENTURE"), duly executed and delivered by the Company to PNC Bank, National Association as Trustee (herein called the "TRUSTEE"). Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders (the words "HOLDERS" or "HOLDER" meaning the registered holders or registered holder) of the Securities.

     This Security will bear interest until final maturity at a rate per annum shown above, except as provided in the next paragraph. The Company will pay interest on overdue principal of, premium, if any, and to the extent lawful, interest on overdue installments of interest, at a 9 7/8% rate per annum based on a year of 360 days and actual days elapsed.

     [In the event that (i) the Exchange Offer Registration Statement (as defined in the Indenture) relating to the Exchange Offer (as defined in the Indenture) is not filed with the Commission (as defined in the Indenture) on or prior to the date that is 60 days after the Closing Date (as defined in the Indenture), (ii) the Exchange Offer Registration Statement is not declared effective on or prior to the date that is 120 days after the Closing Date, or
(iii) the Exchange Offer is not consummated or a Shelf Registration Statement (as defined in the Indenture) with respect to resale of this Security is not declared effective on or prior to the date that is 150 days after the Closing Date (each such event referred to in clauses (i) through (iii), a "REGISTRATION DEFAULT"), then the Company will pay additional interest (in addition to the interest otherwise due hereon) ("ADDITIONAL INTEREST") to the holder during the first 90-day period immediately following the occurrence of each such Registration Default in an amount equal to 0.25% per annum. The amount of interest will increase by an additional 0.25% per annum for each subsequent 90-day period until such Registration Default is cured, up to a maximum amount of additional interest of 1.00% per annum. Such additional interest will cease accruing with respect to any Registration Default when such Registration Default has been cured. The Company shall pay amounts due in respect of Additional Interest on each Interest Payment Date (or, if the Company shall default in the payment of interest on any Interest

Payment Date, on the date such interest is otherwise paid as provided in the Indenture).]/2/

     [There shall also be payable in respect of this Security all Additional Interest that may have accrued on the Security for which this Security was exchanged (as defined in such Security) pursuant to the Exchange Offer, such Additional Interest to be calculated in accordance with the terms of such Security and payable at the same time and in the same manner as periodic interest on this Security.]/3/

     The Securities are unconditionally and irrevocably guaranteed as to the due and punctual payment of the principal, premium, if any, and interest and all other amounts payable in respect thereof by the Guarantor as evidenced by the guarantee (the "GUARANTEE") set forth hereon.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all the Securities may be declared due and payable, in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the holders of a majority in aggregate principal amount of the Securities then outstanding and that, prior to any such declaration, such holders may waive any past default under the Indenture and its consequences except a default in the payment of principal of, premium, if any, or interest on any of the Securities. Any such consent or waiver by the holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and any Security which may be issued in exchange or substitution herefor, whether or not any notation thereof is made upon this Security or such other Securities.

     The Indenture permits the Company and the Trustee, with the consent of the holders of at least a majority in aggregate principal amount of the Securities at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities; provided that without the consent of each holder affected, no such supplemental indenture shall (i) reduce the principal amount of Securities whose holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Security or alter the provisions with respect to the redemption of the Securities (other

_________________________

     /2/To be included in Securities not Exchange Securities.

     /3/To be included in Exchange Securities.

than provisions relating to the covenants described in Sections 310 and 317 in the Indenture), (iii) reduce the rate of or change the time for payment of interest on any Security, (iv) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on, the Securities (except a rescission of acceleration of the Securities by the holders of at least a majority in aggregate principal amount thereof and a waiver of the payment default that resulted from such acceleration), (v) make any Security payable in money other than that stated in the Securities, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Securities to receive payments of principal of, premium, if any, or interest on the Securities, (vii) waive a redemption payment with respect to any Security (other than a payment required by one of the covenants described in Sections 310 and 317 in the Indenture), (viii) modify the ranking or priority of the Securities or modify the definition of Senior Debt or Designated Senior Debt or amend or modify the subordination provisions of the Indenture in any manner adverse to the holders or (ix) make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the foregoing, without the consent of any holder of Securities, the Company, the Guarantor and the Trustee may amend or supplement the Indenture or the Securities (including the Guarantee) to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities, to provide for the assumption of the Company's or the Guarantor's obligations to holders of Securities in the case of a transaction described in Section 801, to make any change that would provide any additional rights or benefits to the holders of Securities or that does not adversely affect the legal rights under the Indenture of any such holder, or to comply with requirements of the Commission (as defined in the Indenture) in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act (as defined in the Indenture).

     No reference herein to the Indenture and no provision of this Security or the Guarantee or of the Indenture shall alter or impair the obligation of the Company and of the Guarantor, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security and the Guarantee at the place, times, and rate, and in the currency, herein prescribed.

     The Securities are issuable only as registered Securities without coupons in denominations of $1,000 and any multiple of $1,000.

     At the office or agency of the Company referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture, Securities may be exchanged for a like aggregate principal amount of Securities of other authorized denominations.

     Upon due presentment for registration of transfer of this Security at the above-mentioned office or agency of the Company, a new Security or Securities of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

     The Securities may be redeemed at the option of the Company as a whole, or from time to time in part, on any date on or after May 1, 2002, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of Securities to be redeemed, all as provided in the Indenture, at the following redemption prices (expressed in percentages of the principal amount) together in each case with accrued interest to the date fixed for redemption:

     If redeemed during the twelve-month period beginning May 1,

     Year                                     Percentage
     2002.................................... 104.9375%
     2003.................................... 102.4688%
     2004 and thereafter..................... 100.0000%

provided that if the date fixed for redemption is an Interest Payment Date, then the interest payable on such date shall be paid to the holder of record on the next preceding Interest Record Date.

     Subject to payment by the Company or the Guarantor of a sum sufficient to pay the amount due on redemption, interest on this Security (or portion hereof if this Security is redeemed in part) shall cease to accrue upon the date duly fixed for redemption of this Security (or portion hereof if this Security is redeemed in part).

     Upon a Change of Control (as defined in the Indenture), any holder of Securities will have the right to cause the Company to purchase the Securities of such holder, in whole or in part in integral multiples of aggregate principal amount of $1,000, at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to any Change of Control Payment Date, as provided in, and subject to the terms of the Indenture.

     All amounts owed under and in respect of this Security (including the Guarantee) are subordinated in right of payment, to the extent and in the manner provided in Article 9 of the Indenture, to the prior payment in full in cash of all amounts owed under and in respect of all Senior Debt, and the subordination of the

Securities and the Guarantee is for the benefit of all holders of all Senior Debt, whether outstanding on the Closing Date or incurred thereafter. The Company and the Guarantor agree, and each holder by accepting a Security (including the Guarantee) agree, to the subordination.

     The Company, the Guarantor, the Trustee, and any authorized agent of the Company, the Guarantor or the Trustee, may deem and treat the registered holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company, the Guarantor or the Trustee or any authorized agent of the Company, the Guarantor or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and, subject to the provisions on the face hereof, interest hereon and for all other purposes, and none of the Company, the Guarantor, the Trustee nor any authorized agent of the Company, the Guarantor or the Trustee shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or the Guarantor or of any successor corporation, either directly or through the Company or the Guarantor or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     The Indenture is hereby incorporated by the reference and to the extent of any variance between the provisions hereof and the Indenture, the Indenture shall control.

     This Security (including the Guarantee) shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, except as may otherwise be required by mandatory provisions of law.

                                   GUARANTEE

     Vencor, Inc. (the "GUARANTOR") hereby irrevocably and unconditionally guarantees to the holder of this Security upon which the Guarantee is endorsed and to the Trustee on behalf of each Securityholder the due and punctual payment of principal of, premium, if any and interest on, and all other amounts payable under, each Security provided for pursuant to the Indenture and the terms of such Security when and as the same shall become due and payable, whether at the stated maturity, upon acceleration, by call for redemption, upon repurchase or purchase following a Change of Control Offer (as defined in the Indenture) or an Asset Sale Offer (as defined in the Indenture) or otherwise, in accordance with the terms of such Security and of the Indenture. The Guarantor hereby expressly waives (i) any right to which it may be entitled to require the Trustee or any Securityholder to pursue or exhaust their respective legal or equitable remedies against the Company prior to exercising their respective rights under the Guarantee of the Guarantor and (ii) any right to which it may be entitled to have the assets of the Company first be used as payment of the Company's or the Guarantor's obligations prior to any amounts being claimed from or paid by the Guarantor hereunder. The Guarantor will not be discharged with respect to any Security except by payment in full of the principal thereof, premium, if any, and interest thereon and all other amounts payable thereunder. In case of the failure of the Company punctually to pay any such principal or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the stated maturity, upon acceleration, by call for redemption upon repurchase or purchase following a Change of Control Offer or an Asset Sale Offer or otherwise, and as if such payment were made by the Company.

     If at any time payment of principal of and interest on this Security is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company, the Guarantor's obligations hereunder with respect to such payment shall be reinstated as of the date of such rescission, restoration or return as though such payment had become due, but had not been made at such time.

     The obligations of the Guarantor to the holder of this Security and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in
Article 10 of the Indenture, and reference is hereby made to such Article and Indenture for the precise terms of the Guarantee.

     The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of the Security upon which the Guarantee is endorsed shall have been executed by the Trustee acting under the Indenture by the manual signature of one of its authorized officers.

     IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed under its corporate seal.

Dated:



                                VENCOR, INC.



                                By: _________________________________
                                    Name:
                                    Title:

          [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

          Dated: ______________________________

          This is one of the Securities described in the within-mentioned Indenture.

                                      PNC BANK, NATIONAL ASSOCIATION,
                                           as Trustee


                                      By:________________________________
                                           Authorized Signatory

                           [FORM OF TRANSFER NOTICE]


     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

________________________________________________________________________________
Please print or typewrite name and address including zip code of assignee

________________________________________________________________________________
the within Security and all rights thereunder, hereby irrevocably constituting and appointing ____________________ attorney to transfer said Security on the books of the Company with full power of substitution in the premises.


                    [THE FOLLOWING PROVISION TO BE INCLUDED
               ON ALL SECURITIES OTHER THAN EXCHANGE SECURITIES,
                   PERMANENT OFFSHORE GLOBAL SECURITIES AND
                         OFFSHORE PHYSICAL SECURITIES]

     In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of an effective Registration or (ii) two years after the later of the original issuance of this Security or the last date on which this Security was held by the Company, the Guarantor or an Affiliate of the Company or the Guarantor, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                  [Check One]

     [_](a) this Security is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                      or

     [_](b)    this Security is being transferred other than in accordance with
               (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If neither of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer or registration set forth herein and in Section 208 of the Indenture shall have been satisfied.

Date: _____________                _____________________________________________
                                   NOTICE:   The signature to this assignment
                                   must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "QUALIFIED INSTITUTIONAL BUYER" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ___________                 _____________________________________________
                                   NOTICE:   To be executed by an executive
                                   officer

                      OPTION OF HOLDER TO ELECT PURCHASE

     If you wish to have this Security purchased by the Company pursuant to
Section 310 or Section 317 of the Indenture, check the Box: [_]

     If you wish to have a portion of this Security purchased by the Company pursuant to Section 310 or Section 317 of the Indenture, state the amount: maturity):

        $_______________.

Date: _______________

Your Signature: ______________________________________________
                     (Sign exactly as your name appears on
                     the other side of this Security)

Signature Guarantee: _________________________

     AND WHEREAS, all things necessary to make the Securities and the Guarantee, when executed by the Company and the Guarantor and authenticated and delivered by the Trustee as in the Indenture provided, the valid, binding and legal obligations of the Company and the Guarantor, as the case may be, and to constitute these presents a valid indenture and agreement according to its terms, have been done;

     NOW, THEREFORE:

     In consideration of the premises and the purchases of the Securities and the Guarantee by the Holders thereof, the Company, the Guarantor and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:


                                   ARTICLE 1

                                  Definitions

     Section 1.01. Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939 or the definitions of which in the Securities Act of 1933 are referred to in the Trust Indenture Act of 1939 (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings given to them in accordance with GAAP (whether or not such is indicated herein). The words "HEREIN", "HEREOF" and "HEREUNDER" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

     "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "ACQUIRED SUBSIDIARY DEBT" means, with respect to any specified Person,
(i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, except to the extent such Lien was created or incurred in connection with, or in contemplation of, such acquisition.

     "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "AFFILIATE TRANSACTION" has the meaning provided in Section 315.

     "AGENT MEMBERS" has the meaning provided in Section 207.

     "ASSET SALE" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback); provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company or of the Guarantor will be governed by Section 317 and/or Article 8 and not by the provisions of Section 310, and (ii) the issuance or sale by the Guarantor or any of its Restricted Subsidiaries of Equity Interests of any of the Guarantor's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $15 million or (b) for net proceeds in excess of $15 million. Notwithstanding the foregoing: (a) a transfer of assets by the Guarantor to a Restricted Subsidiary or by a Restricted Subsidiary to the Guarantor or to another Restricted Subsidiary, (b) an issuance of Equity Interests by a Restricted Subsidiary to the Guarantor or to another Restricted Subsidiary, (c) sales of assets of Behavioral Healthcare Corp., (d) sales of Development Properties consummated in accordance with the terms set forth in the Development Agreement and (e) transfers or dispositions of assets in accordance with the Licensing Arrangements, in each case, will not be deemed to be an Asset Sale.

     "ASSET SALE OFFER PRICE" has the meaning provided in Section 310.

     "ATRIA" means Atria Communities, Inc., a Delaware corporation, and its successors.

     "BOARD OF DIRECTORS" means, with respect to any Person, the Board of Directors of such Person, or any authorized committee of the Board of Directors of such Person.

     "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

     "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "CASH EQUIVALENTS" means, at any time, (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) repurchase obligations for investments of the type described in clause (i) for which delivery of the investment is made against payment, (iii) demand or time deposits, bankers' acceptances and certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $300,000,000, and (iv) commercial paper with a maturity of 180 days or less issued by a corporation (except any Affiliate of the Guarantor or Subsidiary of the Guarantor) organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P and at least P-1 by Moody's.

     "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company or of the Guarantor to any Person or group (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), (ii) the acquisition by any Person or group (as defined above) of a direct or indirect interest in more than 50% of the voting power of the voting stock of the Company or of the Guarantor, by way of merger or consolidation or otherwise, or (iii) the first day on which a majority of the members of the Board of Directors of the Company or the Guarantor are not Continuing Directors; provided that a merger or consolidation of the Company with or into the
-------- ----
Guarantor shall not be deemed a Change of Control.

     "CLOSING DATE" means April 30, 1998.

     "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

     "COMPANY CREDIT AGREEMENT" means that certain Credit Agreement, dated as of April 29, 1998, by and among the Company, the Guarantor, Morgan Guaranty Trust Company of New York, as Documentation Agent and Collateral Agent, NationsBank N.A., as Administrative Agent, the lenders party thereto, the Swingline Bank party thereto, the LC Issuing Bank party thereto and the Senior Managing Agents, Managing Agents and Co-Agents party thereto, including any related notes, collateral documents, instruments and agreements executed in connection therewith, and in each case as further amended, modified, extended, renewed, refunded, replaced or refinanced in whole or in part, from time to time (including amendments, modifications, extensions, renewals, refundings, replacements or refinancings which increase the principal amount of Indebtedness permitted thereunder; provided that any such increase will not increase the amount of Indebtedness which may be incurred at the time of such increase pursuant to clause (i) of Section 309).

     "CONSOLIDATED EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an asset sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) any non-cash charges (to the extent such charges were deducted in computing such Consolidated Net Income), except for any non-cash charges that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period, plus (iii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent such provision for taxes was included in computing such Consolidated Net Income, plus (iv) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income, plus (v) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the amounts referred to in clauses (i) through (v) above as they relate to a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated

EBITDA only to the extent (and in same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company or the Guarantor by such Restricted Subsidiary or by a Restricted Subsidiary which is the parent of such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

     "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted to be dividended to the Company or the Guarantor by such Restricted Subsidiary or by a Restricted Subsidiary which is the parent of such Restricted Subsidiary without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) solely for the purpose of calculating the amount of Restricted Payments that may be made pursuant to clause (c) of Section 308, the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

     "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock), less all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made in accordance with GAAP as a result of the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person, and excluding the cumulative effect of a change in accounting principles, all as determined in accordance with GAAP.

     "CONTINUING DIRECTOR" means, as of any date of determination, any member of the Board of Directors of the Company or the Guarantor who (i) was a member of such Board of Directors on the date of the Indenture, (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or (iii) was nominated for election or elected to such Board of Directors by the Guarantor.

     "CORPORATE TRUST OFFICE" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at 500 W. Jefferson St., Louisville, Kentucky 40202.

     "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "DEPOSITARY" means The Depository Trust Company, its nominees, and their respective successors.

     "DESIGNATED SENIOR DEBT" means (i) so long as the Company Credit Agreement is outstanding, all Indebtedness under the Company Credit Agreement and (ii) thereafter, any other Senior Debt permitted under the Indenture the principal amount of which is $25 million or more and that has been designated by the Company or the Guarantor as "Designated Senior Debt".

     "DEVELOPMENT AGREEMENT" means the development agreement relating to the Development Properties identified in the Proxy Statement.

     "DEVELOPMENT PROPERTIES" means the properties under development or proposed to be developed by the Guarantor or its Subsidiaries and that will, at the option of Ventas, Inc., be sold to Ventas, Inc. or any of its subsidiaries upon completion of the development thereof and leased back from Ventas, Inc. or such subsidiary by the Guarantor or its Subsidiaries, all as described in the Proxy Statement.

     "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Securities mature.

     "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "EVENT OF DEFAULT" means any event or condition specified as such in
Section 401 which shall have continued for the period of time, if any, therein designated.

     "EXCESS PROCEEDS" has the meaning provided in Section 310.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXCHANGE OFFER" means the exchange offer by the Company and the Guarantor of Exchange Securities for Securities pursuant to the Registration Rights Agreement.

     "EXCHANGE OFFER REGISTRATION STATEMENT" means a registration statement relating to an Exchange Offer on an appropriate form and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "EXCHANGE SECURITIES" means any securities of the Company to be offered to Securityholders in exchange for Securities pursuant to the Exchange Offer or otherwise pursuant to a Registration of Exchange Securities containing terms identical to the Securities (which Exchange Securities will be Guaranteed by the Guarantor pursuant to a guarantee containing terms identical to the Guarantee) for which they are exchanged (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Securities or, if no such interest has been paid, from the date of issuance of the Securities and (ii) the Exchange Securities will contain the alternative third paragraph appearing on the reverse of the Securities in the form recited above and will not contain terms with respect to transfer restrictions).

     "EXISTING AFFILIATE AGREEMENTS" means the agreements listed in Schedule 6 to the Company Credit Agreement on the date of the Indenture.

     "EXISTING INDEBTEDNESS" means Indebtedness of the Guarantor and its Restricted Subsidiaries (other than Indebtedness under the Company Credit Agreement) in existence on the date of the Indenture, until such amounts are repaid, including all reimbursement obligations with respect to letters of credit outstanding as of the date of the Indenture (other than letters of credit issued pursuant to the Company Credit Agreement).

     "EXISTING PREFERRED STOCK" means the Series A Convertible Preferred Stock of the Guarantor with an aggregate liquidation preference of $17.7 million to be issued in connection with the Reorganization Transactions.

     "FIXED CHARGE COVERAGE RATIO" means, with respect to any Person for any period, the ratio of (i) the sum of (x) the Consolidated EBITDA of such Person for such period and (y) one-third of all rental expense of such Person and its Restricted Subsidiaries for such period attributable to operating leases with an initial term, including any renewals at the option of either party, in excess of one year, to (ii) the Fixed Charges of such Person for such period. In the event that the Guarantor or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the four-quarter reference period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "CALCULATION DATE"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Guarantor or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four quarter reference period and (ii) the Consolidated EBITDA, rental expense and Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded.

     "FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined Federal, state and local statutory tax rate of such Person, expressed as a decimal and (v) one-third of all rental expense of such Person and its Restricted Subsidiaries for such period attributable to operating leases with an initial term, including any renewals at the option of either party, in excess of one year, in each case, on a consolidated basis and in accordance with GAAP.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entities as have been approved by a significant segment of the accounting profession, as in effect from time to time.

     "GLOBAL SECURITIES" has the meaning provided in Section 204.

     "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

     "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "HEALTHCARE FACILITY" means (i) a hospital, outpatient clinic, nursing center, assisted or independent living community, long-term care facility or any other facility that is used or useful in the provision of healthcare or custodial care services, (ii) any healthcare business affiliated or associated with a Healthcare Facility or (iii) any business related or ancillary to the provision of healthcare services or the operation of a Healthcare Facility, including, but not limited to, contract therapy services such as rehabilitation, respiratory, speech and occupational therapy services, as well as hospice and home care services.

     "HEALTHCARE FACILITY SWAP" means an exchange of assets by the Company, the Guarantor or a Restricted Subsidiary of the Guarantor for one or more Healthcare Facilities or for the Capital Stock of any Person owning one or more Healthcare Facilities.

     "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) foreign exchange contracts or currency swap agreements and (iii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency values.

     "HOLDER", "HOLDER OF SECURITIES", "SECURITYHOLDER" or other similar terms means the registered holder of any Security.

     "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

     "INDENTURE" means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented.

     "INSOLVENCY OR LIQUIDATION PROCEEDING" means, with respect to any Person,
(i) any insolvency or bankruptcy or similar case or proceeding, or any reorganization, receivership, liquidation, dissolution or winding up of such Person, whether voluntary or involuntary, or (ii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of such Person.

     "INTEREST PAYMENT DATE" means each semiannual interest payment date on May 1 and November 1 of each year, commencing November 1, 1998.

     "INTEREST RECORD DATE" for the Interest payable on any Interest Payment Date (except a date for payment of defaulted interest) means the April 15 or October 15 (whether or not a Business Day) as the case may be, next preceding such Interest Payment Date.

     "INVESTMENT GRADE RATED" means, with respect to the Securities, both a rating of the Securities by S&P of BBB- or higher and a rating of the Securities by Moody's of Baa3 or higher.

     "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans

(including Guarantees of Indebtedness or other obligations), advances or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. For purposes of the definition of "Unrestricted Subsidiary" and
Section 308, (i) "Investment" shall include the fair market value of the assets (net of liabilities) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) any property transferred to or from any Person shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Guarantor.

     "ISSUE DATE" means the original issue date of the Securities.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset given to secure Indebtedness, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction with respect to any such lien, pledge, charge or security interest).

     "LICENSING ARRANGEMENTS" means the licensing arrangements for the properties listed in Schedule 3 to the Company Credit Agreement.

     "MASTER LEASE AGREEMENTS" means the master lease agreements that set forth the material terms governing the lease of certain properties owned by Ventas, Inc. to the Guarantor and its Subsidiaries substantially as described in the Proxy Statement.

     "MOODY'S" means Moody's Investors Services, Inc. and its successors.

     "NET INCOME" means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     "NET PROCEEDS" means the aggregate cash proceeds received by the Guarantor or any of its Restricted Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions) and any other expenses incurred or to be incurred by the Guarantor or a Restricted Subsidiary as a direct result of the sale of such assets (including, without limitation, severance, relocation, lease termination and other similar expenses), taxes actually paid or payable as a result thereof, payments made to retire Indebtedness where payment of such Indebtedness is required in connection with such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "NON-RECOURSE DEBT" means Indebtedness of a Subsidiary (i) as to which neither the Guarantor nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness of the Guarantor or any of its Restricted Subsidiaries), or (b) is directly or indirectly liable (as a guarantor or otherwise) and (ii) no default with respect to which would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Guarantor or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     "NON-U.S. PERSON" means a person who is not a U.S. person, as defined in Regulation S.

     "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "OFFICER'S CERTIFICATE" means a certificate signed by the Chairman of the Board of Directors or the President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") of the Company or the Guarantor and delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act of 1939 and include the statements provided for in Section 1305.

     "OFFSHORE GLOBAL SECURITIES" has the meaning provided in Section 204.

     "OFFSHORE PHYSICAL SECURITIES" means Securities issued pursuant to Section 201 in exchange for interests in the Offshore Global Security following the

Offshore Securities Exchange Date or pursuant to Section 207, in each case in registered form substantially in the form hereinabove recited.

     "OFFSHORE SECURITIES EXCHANGE DATE" has the meaning provided in Section
204.

     "OPINION OF COUNSEL" means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Company or the Guarantor or who may be other counsel satisfactory to the Trustee. Each such opinion shall comply with Section 314 of the Trust Indenture Act and include the statements provided for in Section 1305, and such others as may reasonably be requested by the Trustee, if and to the extent required hereby.

     "OUTSTANDING", when used with reference to Securities, subject to the provisions of Article 12, means, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except

          (a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company or the Guarantor) or shall have been set aside, segregated and held in trust by the Company (if the Company shall act as its own paying agent), provided that if such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

          (c) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 209 (unless proof satisfactory to the Trustee and the Company is presented that any of such Securities is held by a person in whose hands such Security is a legal, valid and binding obligation of the Company).

     "PAYMENT DEFAULT" means any failure to pay any scheduled installment of principal of, premium, if any, or interest on any Indebtedness within the grace period provided for such payment in the documentation governing such Indebtedness.

     "PERMANENT OFFSHORE GLOBAL SECURITY" has the meaning provided in Section
204.

     "PERMITTED LIENS" means (i) Liens securing Senior Debt under the Company Credit Agreement or Guarantees thereof; (ii) Liens in favor of the Company or the Guarantor; (iii) Liens on assets of a Person existing at the time such Person is merged into or consolidated with the Guarantor or any Restricted Subsidiary of the Guarantor or becomes a Restricted Subsidiary of the Guarantor; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with the Guarantor or that becomes a Restricted Subsidiary of the Guarantor; (iv) Liens on property existing at the time of acquisition thereof by the Guarantor or any Restricted Subsidiary of the Guarantor, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens existing on the date of the Indenture; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;
(viii) Liens on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset concurrently with or within 180 days after the acquisition or completion of construction thereof and attaches to no asset other than such asset so financed; (ix) Liens arising in the ordinary course of business which (a) do not secure Indebtedness, (b) do not secure any single obligation (or series of related obligations) in an amount exceeding $5 million, provided that the limitation in this clause (b) shall not apply to Liens securing worker's compensation, unemployment insurance and other types of social security, and (c) do not in the aggregate materially detract from the value of the assets of the Guarantor and its Restricted Subsidiaries, taken as a whole, or materially impair the use thereof in the operation of their business; (x) Liens on cash (not exceeding $20 million in aggregate amount) of Cornerstone Insurance Company to secure its reimbursement obligations under letters of credit issued for its account; (xi) other Liens or title defects (including matters which an accurate survey might disclose) which (a) do not secure Indebtedness and (b) do not materially detract from the value of real property or materially impair the use thereof by the Guarantor or any of its Restricted Subsidiaries in the operation of its business; (xii) Liens securing Hedging Obligations permitted by clause (vi) of the covenant described in
Section 309; (xiii) other Liens on assets of the Guarantor or any Restricted Subsidiary of the Guarantor securing Indebtedness that is permitted by the terms of the Indenture to be outstanding having an aggregate principal amount at any one time outstanding not to exceed 5% of the Stockholders' Equity of the Guarantor; and (xiv) Liens to secure Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was secured by a Lien permitted under the Indenture and that was incurred in accordance with the provisions of the Indenture; provided that such Liens do not extend to or cover any property or assets of the Guarantor or any Restricted Subsidiary other than assets or property securing the Indebtedness so refinanced.

     "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Guarantor or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used solely to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Guarantor or any of its Restricted Subsidiaries (other than Indebtedness constituting revolving credit loans under the Company Credit Agreement permitted to be incurred under clause (i) of the second paragraph of Section 309); provided that (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of any premiums paid and reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Securities on terms at least as favorable to the Holders of Securities as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Guarantor or by the Restricted Subsidiary which is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "POST-PETITION INTEREST" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the rate specified in such Indebtedness, whether or not such interest is an allowed claim enforceable against such Person in a bankruptcy case under Title 11 of the United States Code.

     "PRINCIPAL" wherever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include "AND PREMIUM, IF ANY".

     "PRIVATE PLACEMENT LEGEND" means the legend initially set forth on the Securities in the form set forth in Section 205.(a)

     "PROXY STATEMENT" means the Proxy Statement dated March 25, 1998 and distributed by Vencor, Inc. (the predecessor company to the Guarantor) to its stockholders.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "QUALIFIED EQUITY INTERESTS" means all Equity Interests of the Guarantor other than Disqualified Stock of the Guarantor.

     "REGISTRAR" has the meaning provided in Section 206.

     "REGISTRATION" means a registered exchange offer for the Securities by the Company and the Guarantor or other registration of the Securities under the Securities Act pursuant to and in accordance with the terms of the Registration Rights Agreement.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of April 27, 1998, among the Company, the Guarantor and the Initial Purchasers and certain permitted assigns specified therein.

     "REGISTRATION STATEMENT" means the Registration Statement pursuant to and as defined in the Registration Rights Agreement.

     "REGULATION S" means Regulation S under the Securities Act.

     "REORGANIZATION AGREEMENTS" means the agreements listed in Schedule 2 to the Company Credit Agreement on the date of the Indenture.

     "REORGANIZATION SECURITIES" means, with respect to any Insolvency or Liquidation Proceeding involving the Company or the Guarantor, Capital Stock or any other securities of the Company or the Guarantor as reorganized or readjusted (or Capital Stock or any other securities of any other Person provided for by a plan of reorganization or readjustment) that are subordinated, at least to the same extent as the Securities, to the payment of all outstanding Senior Debt after giving effect to such plan of reorganization or readjustment; provided, however, that (i) the Securities shall not be treated in any case or proceeding or other event described above as part of the same class of claims as the Senior Debt or any class of claim on a parity with or senior to the Senior Debt for any payment or distribution, (ii) such securities are subordinated at least to the same extent as the Securities to Senior Debt of the Company and the Guarantor and any securities issued in exchange for such Senior Debt and (iii) such securities are authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy, insolvency or similar law which gives effect to the subordination of the

Securities to Senior Debt in a manner and with an effect which would be required if this proviso were not included in this paragraph; provided further that the Senior Debt is assumed by the new corporation, if any, resulting from any such reorganization or readjustment and issuing such securities.

     "RESPONSIBLE OFFICER" when used with respect to the Trustee means any vice president (whether or not designated by numbers or words added before or after the title "vice president"), any trust officer, any assistant trust officer, any assistant vice president, any assistant secretary, any assistant treasurer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "RESTRICTED INVESTMENT" means any Investment by the Guarantor or any Restricted Subsidiary in any Person other than (i) an Investment in the Guarantor or a Restricted Subsidiary or in any Person that, as a result of such Investment, becomes a Restricted Subsidiary or will be merged or consolidated with or into or will transfer or convey all or substantially all of its assets to, the Guarantor or a Restricted Subsidiary, (ii) with respect to Restricted Subsidiaries that are insurance companies, an investment permitted by applicable insurance laws, (iii) an Investment in any person that engages primarily in the ownership, operation or management of Healthcare Facilities or is a supplier to Healthcare Facilities, (iv) Temporary Cash Investments and (v) loans to certain individuals in connection with their purchase of Existing Preferred Stock on the Issue Date.

     "RESTRICTED SUBSIDIARY" means any Subsidiary of the Guarantor other than an Unrestricted Subsidiary and any Subsidiary of an Unrestricted Subsidiary.

     "RULE 144A" means Rule 144A under the Securities Act.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITY" or "SECURITIES" means any Security or Securities, as the case may be, authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Securities" shall include any Exchange Securities to be issued and exchanged for any Securities pursuant to the Registration Rights Agreement and this Indenture and, for purposes of this Indenture, all Securities and Exchange Securities shall vote together as one series of Securities under this Indenture.

     "SECURITY REGISTER" has the meaning provided in Section 206.

     "SENIOR DEBT" means (i) all Indebtedness of the Company and the Guarantor under the Company Credit Agreement, including principal of, premium, if any, and interest on such Indebtedness and all other amounts due on or in connection with such Indebtedness including all charges, fees and expenses, (ii) all other Indebtedness of the Company and the Guarantor, including principal of, premium, if any, and interest on such Indebtedness, unless the instrument under which such Indebtedness is created, incurred, assumed or Guaranteed expressly provides that such Indebtedness is not senior or superior in right of payment to the Securities and the Guarantee, and all renewals, extensions modifications, amendments or refinancings thereof and (iii) all interest on any Indebtedness referred to in clause (i) and (ii) accruing during the pendency of any bankruptcy or insolvency proceeding whether or not allowed thereunder. Notwithstanding the foregoing, Senior Debt shall not include (a) Subordinated Debt of Company or the Guarantor; provided, however, that no Indebtedness shall be deemed to be Subordinated Debt of the Company or the Guarantor solely by reason of such other Indebtedness being secured and such Indebtedness not being secured, (b) the Securities, (c) the Guarantee, (d) any Indebtedness of the Company to any of its Restricted Subsidiaries, (e) any Indebtedness which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code, is without recourse to the Company or the Guarantor, (f) any Indebtedness of the Company or the Guarantor, to the extent not permitted by
Section 309, (g) any 8 5/8% Senior Subordinated Notes due 2007 of Predecessor Company assumed by the Guarantor in connection with the Reorganization Transactions, (h) any Indebtedness to any employee of the Guarantor or any of its Restricted Subsidiaries, (i) any liability for taxes owed or owing by the Company or the Guarantor and (j) Trade Payables.

     "SHELF REGISTRATION STATEMENT" means a Shelf Registration Statement of the Company pursuant to and as defined in the Registration Rights Agreement.

     "SIGNIFICANT SUBSIDIARY" means, at any date of determination, any Subsidiary that, together with its Subsidiaries, (i) accounted for more than 10% of the consolidated revenues of the Guarantor and its consolidated Subsidiaries or (ii) was the owner of more than 10% of the consolidated assets of the Guarantor and its consolidated Subsidiaries, all as set forth on the most recently available audited financial statements of the Guarantor.

     "STOCKHOLDERS' EQUITY" means, with respect to any Person as of any date, the stockholders' equity of such Person determined in accordance with GAAP as of the date of the most recent available internal financial statements of such Person, and calculated on a pro forma basis to give effect to any acquisition or disposition by such Person consummated or to be consummated since the date of such financial statements and on or prior to the date of such calculation.

     "SUBORDINATED DEBT" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter incurred) which is by its terms expressly subordinate or junior in right of payment to the Securities and any Guarantee or Indebtedness of the Guarantor (whether outstanding on the Issue Date or thereafter incurred) which is by its terms expressly subordinate or junior in right of payment to the Guarantee.

     "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof). Unrestricted Subsidiaries shall not be included in the definition of Subsidiary for any purposes of the Indenture (except, as the context may otherwise require, for purposes of the definition of "Unrestricted Subsidiary").

     "TEMPORARY CASH INVESTMENT" means any of the following: (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; provided that the full faith and credit of the United States of America is pledged in support thereof, (ii) time deposit accounts, bankers' acceptances, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by any office located in the United States of America of a bank or trust company which is organized or licensed under the laws of the United States of America or any state thereof and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500 million and has outstanding debt which is rated "P-1" (or higher) by Moody's or "A-1" (or higher) by S&P or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with an office located in the United States of America of a bank or trust company meeting the qualifications described in clause (ii) above,
(iv) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than Ventas, Inc. or any of its Affiliates or an Affiliate of the Company or the Guarantor) organized under the laws of the United States of America or any state thereof with a rating, at the date of acquisition, of "P-1" (or higher) by Moody's or "A-1" (or higher) by S&P, (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "P-1" (or higher) by Moody's or "A-1" (or higher) by S&P and (vi) money market funds which invest substantially all of their assets in securities described in the preceding clauses (i) through (v).

     "TEMPORARY OFFSHORE GLOBAL SECURITY" has the meaning provided in Section
204.

     "TRADE PAYABLES" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

     "TRUST INDENTURE ACT OF 1939" means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was originally executed, and "TIA", when used in respect of an indenture supplemental hereto, means such Act as in force at the time such indenture supplemental hereto becomes effective.

     "TRUSTEE" means the entity identified as "Trustee" in the first paragraph hereof and, subject to the provisions of Article Five, shall also include any successor trustee.

     "U.S. GLOBAL SECURITY" has the meaning provided in Section 204.

     "U.S. PERSON" has the meaning provided in Regulation S.

     "U.S. PHYSICAL SECURITIES" means Securities issued in the form of permanent certificated Securities in registered form in substantially the form hereinabove recited.

     "UNRESTRICTED SUBSIDIARY" means any other Subsidiary that is designated by the Board of Directors of the Guarantor as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary (i) has no Indebtedness other than Non-Recourse Debt, (ii) is not party to any agreement, contract, arrangement or understanding with the Guarantor or any Restricted Subsidiary of the Guarantor unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Guarantor or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Guarantor, (iii) is a Person with respect to which neither the Guarantor nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results and (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Guarantor or any of its Restricted Subsidiaries.

     Notwithstanding the foregoing, an Unrestricted Subsidiary shall not cease to qualify as an Unrestricted Subsidiary if the Company or the Guarantor Guarantees Indebtedness of such Unrestricted Subsidiary and such Guarantee is a Restricted Investment which is permitted by the provisions in Section 308.

     Any such designation by the Board of Directors of the Guarantor shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions and was permitted under the covenant described in Section 308. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Guarantor as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under this Indenture, the Company and the Guarantor shall be in Default under this Indenture). The Board of Directors of the Guarantor may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Guarantor of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the Indenture, and (ii) no Default or Event of Default would be in existence following such designation.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     Section 1.02.  Other Definitions.

                                                     Defined in
     Term                                             Section
     ----                                             -------
     "Bankruptcy Law"..............................     4.01
     "Change of Control Offer".....................     3.17
     "Change of Control Payment"...................     3.17
     "Change of Control Payment Date"..............     3.17

                                                     Defined in
     Term                                             Section
     ----                                             -------
     "Commencement Date"...........................     3.10
     "Covenant Defeasance".........................    12.03
     "Custodian"...................................     4.01
     "incur".......................................     3.09
     "Legal Defeasance"............................    12.02
     "Offer Amount"................................     3.10
     "Offer Period"................................     3.10
     "Purchase Date"...............................     3.10
     "Restricted Payments".........................     3.08


                                   ARTICLE 2

             Issue, Execution, Form and Registration of Securities

     Section 2.01. Authentication and Delivery of Securities. Upon the execution and delivery of this Indenture, or from time to time thereafter, Securities (including Exchange Securities) in an aggregate principal amount not in excess of the amount specified in the form of Security hereinabove recited (except as otherwise provided in Section 209) may be executed by the Company, with the Guarantee endorsed thereon, and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery said Securities to or upon the written order of the Company, signed by its Chairman of the Board of Directors, or any Vice Chairman of the Board of Directors, or its President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") without any further action by the Company.

     Section 2.02. Execution of Securities and Guarantee. The Securities and the Guarantee shall be signed on behalf of the Company and Guarantor by their respective Chairman of the Board of Directors or any Vice Chairman of the Board of Directors or their respective President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President"). Such signatures may be the manual or facsimile signatures of the present or any future such officers.

     In case any officer of the Company or the Guarantor who shall have signed any of the Securities or the related Guarantee shall cease to be such officer before the Security or such Guarantee so signed shall be authenticated and delivered by the Trustee or disposed of by the Company or the Guarantor, such Security or Guarantee nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security or Guarantee had not ceased to be such officer of the Company or the Guarantor, as the case may be; and any Security or Guarantee may be signed on behalf of the Company or the Guarantor by such persons as, at the actual date of the execution of such Security or Guarantee shall be the proper officers of the Company or the Guarantor, as the case may be, although at the date of the execution and delivery of this Indenture any such person was not such officer.

     Section 2.03. Certificate of Authentication. Only such Securities (including the Guarantee) as shall bear thereon a certificate of authentication substantially in the form hereinabove recited, executed by the Trustee by manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security (including the Guarantee) executed by the Company and the Guarantor shall be conclusive evidence that the Security (including the Guarantee) so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

     Section 2.04. Form, Denomination and Date of Securities; Payments of Interest. The Securities, including the notations thereon relating to the Guarantee, and the Trustee's certificates of authentication shall be substantially in the form recited above; provided that Exchange Securities (i) shall contain the alternative third paragraph appearing on the reverse of the Securities in the form recited above and (ii shall not contain terms with respect to transfer restrictions. The Securities shall be issuable in denominations provided for in the form of Security recited above. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers of the Company executing the same may determine with the approval of the Trustee.

     Any of the Securities (including the Guarantee) may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, including those required by Section 205, or with the rules of any securities market in which the Securities are admitted to trading, or to conform to general usage.

     Each Security (including the Guarantee) shall be dated the date of its authentication, shall bear interest from the applicable date and shall be payable on the dates specified on the face of the form of Security recited above.

     Securities (including Guarantees) offered and sold in reliance on Section 4(2) and Rule 144A shall be issued initially in the form of one or more permanent global Security and Guarantee in registered form, substantially in the form hereinabove recited (the "U.S. GLOBAL SECURITY"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company, with the Guarantee of the Guarantor endorsed thereon, and authenticated by the Trustee as herein provided. The aggregate principal amount of the U.S. Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

     Securities (including Guarantees) offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a single temporary global Security and Guarantee in registered form substantially in the form hereinabove recited (the "TEMPORARY OFFSHORE GLOBAL SECURITY") deposited with the Trustee, as custodian for the Depositary, duly executed by the Company, with the Guarantee of the Guarantor endorsed thereon, and authenticated by the Trustee as provided herein. At any time on and after June 9, 1998 (the "OFFSHORE SECURITIES EXCHANGE DATE"), a single permanent global Security and Guarantee in registered form substantially in the form hereinabove recited without the Private Placement Legend (the "PERMANENT OFFSHORE GLOBAL SECURITY"; and together with the Temporary Offshore Global Security, the "OFFSHORE GLOBAL SECURITIES") duly executed by the Company, with the Guarantee of the Guarantor endorsed thereon, and authenticated by the Trustee as provided herein shall be deposited with the Trustee, as custodian for the Depositary, and the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Temporary Offshore Global Security in an amount equal to the principal amount of the beneficial interest in the Temporary Offshore Global Security transferred.

     The Offshore Physical Securities and U.S. Physical Securities are sometimes collectively herein referred to as the "PHYSICAL SECURITIES". The U.S. Global Security and the Offshore Global Security are sometimes referred to herein as the "GLOBAL SECURITIES".

     The person in whose name any Security (including the Guarantee) is registered at the close of business on any Interest Record Date with respect to any Interest Payment Date shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Security (including the Guarantee) subsequent to the Interest Record Date and prior to such Interest Payment Date, except if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, shall be paid to the persons in whose names outstanding Securities (including Guarantees) are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of such payment) established by notice given by mail by or on behalf of the Company to the holders of Securities (including Guarantees) not less than 15 days preceding such subsequent record date.

     Section 2.05. Restrictive Legends. (a) Unless and until a Security (including the Guarantee) is exchanged for an Exchange Security in connection with an effective Registration pursuant to the Registration Rights Agreement, the U.S. Global Security, Temporary Offshore Global Security, each U.S. Physical Security and each Offshore Physical Security issued pursuant to Section 207, shall bear the following legend on the face thereof:

     THIS SECURITY AND THE RELATED GUARANTEE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE LATER OF THE DATE OF ORIGINAL ISSUANCE HEREOF OR THE SALE HEREOF BY THE COMPANY, THE GUARANTOR OR ANY OF THEIR RESPECTIVE AFFILIATES OR (Y) BY AN AFFILIATE OF THE COMPANY, THE GUARANTOR OR BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY OR THE GUARANTOR AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY OR THE GUARANTOR,
     (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), AND, IF SUCH TRANSFER IS BEING EFFECTED BY CERTAIN TRANSFERORS PRIOR TO THE EXPIRATION OF THE "DISTRIBUTION COMPLIANCE PERIOD" (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT), A CERTIFICATE THAT MAY BE OBTAINED FROM THE TRUSTEE IS DELIVERED BY THE TRANSFEREE, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE

     SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY AND THE GUARANTOR THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH
     (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.

     (b) Each Global Security, whether or not an Exchange Security, shall also bear the following legend on the face thereof:

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY, THE GUARANTOR OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 208 OF THE INDENTURE.

     Section 2.06. Registration, Transfer and Exchange. The Securities (including the Guarantee) are issuable only in registered form. The Company will keep at each office or agency to be maintained for the purpose as provided in
Section 3.02 (the "REGISTRAR") a register or registers (the "SECURITY REGISTER(S)") in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Securities as in this Article provided. Such Security Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such Security Register or Security Registers shall be open for inspection by the Trustee.

     Upon due presentation for registration of transfer of any Security (including the Guarantee) at each such office or agency, the Company and the Guarantor shall execute and the Trustee shall authenticate and make available for delivery in the name of the transferee or transferees a new Security or Securities, in each case, with the Guarantee of the Guarantor endorsed thereon in authorized denominations for a like aggregate principal amount.

     A Holder may transfer a Security (including the Guarantee) only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Guarantor, the Trustee, and any agent of the Company and the Guarantor shall treat the person in whose name the Security (including the Guarantee) is registered as the owner thereof for all purposes whether or not the Security (including the Guarantee) shall be overdue, and neither the Company, the Guarantor, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book entry system maintained by the Holder of such Global Security (or its agent) and that ownership of a beneficial interest in the Security (including the Guarantee) shall be required to be reflected in a book entry. When Securities (including the Guarantee) are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities (including the Guarantee) of other authorized denominations (including an exchange of Securities for Exchange Securities), the Registrar shall register the transfer or make the exchange as requested if the requirements for such transactions set forth herein are met; provided that no exchanges of Securities for Exchange Securities shall occur until a Registration Statement shall have been declared effective by the Commission and that any Securities that are exchanged for Exchange Securities shall be cancelled by the Trustee. To permit registrations of transfers and exchanges, the Company and the Guarantor shall execute and the Trustee shall authenticate Securities with the Guarantee of the Guarantor endorsed thereon at the Registrar's request.

     The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities (including Guarantees) (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.11, 7.05 or 11.03). No service charge to any Holder shall be made for any such transaction.

     The Company and the Guarantor shall not be required to exchange or register a transfer of (a) any Securities (including Guarantees) for a period of 15 days next preceding the first mailing of notice of redemption of Securities (including Guarantees) to be redeemed, or (b) any Securities (including Guarantees) selected, called or being called for redemption except, in the case of any Security (including any Guarantee) where public notice has been given that such Security (including the Guarantee) is to be redeemed in part, the portion thereof not so to be redeemed.

     All Securities and Guarantees issued upon any transfer or exchange of Securities and Guarantees shall be valid obligations of the Company and the Guarantor, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities and Guarantees surrendered upon such transfer or exchange.

     Section 2.07. Book-Entry Provisions for Global Securities. (a) The U.S. Global Security and Offshore Global Security initially shall (i) be registered in the name of the Depositary for such Global Securities or the nominee of such Depositary, (ii be delivered to the Trustee as custodian for such Depositary and (ii bear legends as set forth in Section 2.05.

     Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Guarantor, the Trustee or any agent of the Company, the Guarantor or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security (including the Guarantee).

     (b) Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.08. In addition, U.S. Physical Securities and Offshore Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Security or the Offshore Global Security, respectively, if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the U.S. Global Security or the Offshore Global Security, as the case may be, and a successor depositary is not appointed by the Company within 90 days of such notice or (ii an Event of Default of which the Trustee has actual notice has occurred and is continuing and the Registrar has received a request from the Depositary to issue such Physical Securities.

     (c) Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in the other Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

     (d) In connection with any transfer of a portion of the beneficial interests in the U.S. Global Security to beneficial owners pursuant to paragraph
(b) of this Section 2.07, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred, and the Company and the Guarantor shall execute, and the Trustee shall authenticate and make available for delivery, one or more U.S. Physical Securities of like tenor and amount.

     (e) In connection with the transfer of the entire U.S. Global Security or Offshore Global Security to beneficial owners pursuant to paragraph (b) of this Section, the U.S. Global Security or Offshore Global Security, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company and the Guarantor shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the U.S. Global Security or Offshore Global Security, as the case may be, an equal aggregate principal amount of U.S. Physical Securities or Offshore Physical Securities, as the case may be, of authorized denominations.

     (f) Any U.S. Physical Security delivered in exchange for an interest in the U.S. Global Security pursuant to paragraph (b) or (d) of this Section shall, except as otherwise provided by paragraph 2.08(e), bear the legend regarding transfer restrictions applicable to the U.S. Physical Security set forth in
Section 2.05.

     (g) Any Offshore Physical Security delivered in exchange for an interest in the Offshore Global Security pursuant to paragraph (b) of this Section shall, except as otherwise provided by paragraph 2.08(e), bear the legend regarding transfer restrictions applicable to the Offshore Physical Security set forth in
Section 2.05.

     (h) The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities (including the Guarantee).

     Section 2.08. Special Transfer Provisions. Unless and until a Security (including the Guarantee) is exchanged for an Exchange Security in connection with an effective Registration pursuant to the Registration Rights Agreement, the following provisions shall apply:

     (a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a U.S. Physical Security or an interest in the U.S. Global Security to a QIB (excluding Non-U.S. Persons):

               (i) If the Security (including the Guarantee) to be transferred consists of (x) U.S. Physical Securities, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company, the Guarantor and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company, the Guarantor and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company and the Guarantor as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in the U.S. Global Security, the transfer of such interest may be effected only through the book entry system maintained by the Depositary.

               (ii) If the proposed transferee is an Agent Member, and the Security to be transferred consists of U.S. Physical Securities, upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depositary's and the Registrar's procedures, the

     Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the U.S. Physical Securities to be transferred and the Trustee shall cancel the U.S. Physical Security so transferred.

     (b) Transfers of Interests in the Temporary Offshore Global Security. The following provisions shall apply with respect to registration of any proposed transfer of interests in the Temporary Offshore Global Security:

               (i) The Registrar shall register the transfer of any Security (including the Guarantee) (x) if the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit A hereto or (y) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Security stating, or has otherwise advised the Company, the Guarantor and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company, the Guarantor and the Registrar in writing, that it is purchasing the Security (including the Guarantee) for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance of Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

               (ii) If the proposed transferee is an Agent Member, upon receipt by the Registrar of the documents referred to in clause (i)(y) above and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Security, in an amount equal to the principal amount of the Temporary Offshore Global Security to be transferred, and the Trustee shall decrease the amount of the Temporary Offshore Global Security in a like amount.

     (c) Transfers of Interests in the Permanent Offshore Global Security or Offshore Physical Securities to U.S. Persons. The following provisions shall apply with respect to any transfer of interests in the Permanent Offshore Global Security or Offshore Physical Securities to U.S. Persons: The Registrar shall register the transfer of any such Security without requiring any additional certification.

     (d) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of a Security (including the Guarantee) to a Non-U.S. Person:

               (i) Prior to June 9, 1998, the Registrar shall register any proposed transfer of a Security (including the Guarantee) to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit A hereto from the proposed transferor.

               (ii) On and after June 9, 1998, the Registrar shall register any proposed transfer to any Non-U.S. Person (x) if the Security to be transferred is a U.S. Physical Security or an interest in the U.S. Global Security, upon receipt of a certificate substantially in the form of Exhibit A from the proposed transferor or (y) if the Security to be transferred is an Offshore Physical Security or an interest in the Permanent Offshore Global Security, without requiring any additional certification.

               (iii) (a) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Security, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (ii) and (y) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Security in an amount equal to the principal amount of the U.S. Physical Securities or the U.S. Global Security, as the case may be, to be transferred, and the Trustee shall cancel the Physical Security, if any, so transferred or decrease the amount of the U.S. Global Security, as the case may be.

     (e) Private Placement Legend. Upon the transfer, exchange or replacement of Securities (including the Guarantee) not bearing the Private Placement Legend, the Registrar shall deliver Securities (including the Guarantee) that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities (including the Guarantee) bearing the Private Placement Legend, the Registrar shall deliver only Securities (including the Guarantee) that bear the Private Placement Legend unless the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act (or any successor provision thereto) as in effect with respect to such transfer, or either (i) the circumstances contemplated by the fifth paragraph of Section 204 or paragraph (d)(ii) of this Section 2.08 exists or
(ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company, the Guarantor and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     (f) General. By its acceptance of any Security (including the Guarantee) bearing the Private Placement Legend, each Holder of such a Security (including the Guarantee) acknowledges the restrictions on transfer of such Security (including the Guarantee) set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security (including the Guarantee) only as provided in this Indenture. The Registrar shall not register a transfer of any Security (including the Guarantee) unless such transfer complies with the restrictions on transfer of such Security (including the Guarantee) set forth in this Indenture. In connection with any transfer of Securities (including the Guarantee), each Holder agrees by its acceptance of the Securities (including the Guarantee) to furnish the Registrar, the Company or the Guarantor such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company or the Guarantor with respect to) the sufficiency of any such certifications, legal opinions or other information.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.07(a) or this Section 2.08(a). The Company and the Guarantor shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

     Each Holder of a Security (including the Guarantee) agrees to indemnify the Company, the Guarantor and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security (including the Guarantee) in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.

     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

   Section 2.09. Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security (including the Guarantee) shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Company and the Guarantor in their discretion may execute, and upon the written request of any officer of the Company or the Guarantor, the Trustee shall authenticate and make available for delivery, a new Security (with the Guarantee endorsed thereon), bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security (including the Guarantee) so apparently destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Company, the Guarantor and the Trustee and any agent of the Company, the Guarantor or the Trustee such security or indemnity as may be required by each of them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

     Upon the issuance of any substitute Security (including the Guarantee), the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security which has matured or is about to mature, or has been called for redemption in full, shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Company, the Guarantor and to the Trustee and any agent of the Company, the Guarantor or the Trustee such security or indemnity as any of them may require to save each of them harmless from all risks, however remote, and, in every case of apparent destruction, loss or theft, the applicant shall also furnish to the Company, the Guarantor and the Trustee and any agent of the Company, the Guarantor or the Trustee evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

     Every substitute Security issued pursuant to the provisions of this Section by virtue of the fact that any Security is apparently destroyed, lost or stolen shall constitute an additional contractual obligation of the Company and the Guarantor, whether or not the apparently destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, or apparently destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

     Section 2.10. Cancellation of Securities. All Securities surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Company or any agent of the Company or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall deliver cancelled Securities to the Company. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

     Section 2.11. Temporary Securities. Pending the preparation of definitive Securities, the Company and the Guarantor may execute and the Trustee shall authenticate and make available for delivery temporary Securities with the Guarantee endorsed thereon, (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities (including the Guarantee) shall be issuable as registered Securities without coupons, of any authorized denomination, and substantially in the form of the definitive Securities (including the Guarantee) but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company and the Guarantor with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security (including the Guarantee) shall be executed by the Company and the Guarantor and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Company and the Guarantor shall execute and shall furnish definitive Securities (with the Guarantee endorsed thereon) and thereupon temporary Securities (including the Guarantee) may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Company for the purpose pursuant to Section 3.02, and the Trustee shall authenticate and make available for delivery in exchange for such temporary Securities (including the Guarantee) a like aggregate principal amount of definitive Securities (including the Guarantee) of authorized denominations. Until so exchanged the temporary Securities (including the Guarantee) shall be entitled to the same benefits under this Indenture as definitive Securities (including the Guarantee).

     Section 2.12. CUSIP and CINS Numbers. The Company in issuing the Securities may use "CUSIP" and "CINS" numbers (if then generally in use), and the Trustee shall use CUSIP numbers or CINS numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the CUSIP numbers or CINS numbers.


                                   ARTICLE 3

           Covenants of the Company, the Guarantor and the Trustee.

     Section 3.01. Payment of Principal and Interest. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities at the place or places, at the respective times and in the manner provided in the Securities. Each installment of interest on the Securities may be paid by mailing checks for such interest payable to or upon the written order of the holders of Securities entitled thereto as they shall appear on the registry books of the Company, or by wire transfer to such holders in immediately available funds, to such bank or other entity in the continental United States as shall be designated by such holders and shall have appropriate facilities for such purpose, or in accordance with the standard operating procedures of the Depositary.

     Section 3.02. Offices for Payments, etc. So long as any of the Securities remain outstanding, the Company and Guarantor will maintain in the City of New York, the following: (a) an office or agency where the Securities (including the Guarantee) may be presented for payment, (b) an office or agency where the Securities (including the Guarantee) may be presented for registration of transfer and for exchange as in this Indenture provided and (c) an office or agency where notices and demands to or upon the Company and Guarantor in respect of the Securities, the Guarantee or of this Indenture may be served. The Company and Guarantor will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. The Company and Guarantor hereby initially designate the Corporate Trust Office of the Trustee as the office or agency for each such purpose. In case the Company or Guarantor shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.

     Section 3.03. Appointment to Fill a Vacancy in Office of Trustee. The Company or the Guarantor, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 510, a Trustee, so that there shall at all times be a Trustee hereunder.

     Section 3.04. Paying Agents. Whenever the Company or the Guarantor shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

     (a) that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Securities (whether such sums have been paid to it by the Company, the Guarantor or by any other obligor on the Securities) in trust for the benefit of the holders of the Securities or of the Trustee,

     (b) that it will give the Trustee notice of any failure by the Company or the Guarantor (or any other obligor on the Securities) to make any payment of the principal of or interest on the Securities when the same shall be due and payable, and

     (c) pay any such sums so held in trust by it to the Trustee upon the Trustee's written request at any time during the continuance of the failure referred to in clause (b) above.

     The Company will, prior to each due date of the principal of or interest on the Securities, deposit with the paying agent a sum sufficient to pay such principal or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action.

     If the Company or the Guarantor shall act as paying agent, it will, on or before each due date of the principal of or interest on the Securities, set aside, segregate and hold in trust for the benefit of the holders of the Securities a sum sufficient to pay such principal or interest so becoming due. The Company or the Guarantor, as the case may be, will promptly notify the Trustee of any failure to take such action.

     Anything in this Section to the contrary notwithstanding, the Company or the Guarantor may at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company, the Guarantor or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

     Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section are subject to the provisions of Sections 1205 and 1206.

     Section 3.05. Certificates to Trustee. (a) The Company and the Guarantor will deliver to the Trustee within 90 days after the end of each fiscal year of the Company and the Guarantor a certificate from the principal executive, financial or accounting officer of the Company and the Guarantor as to his or her knowledge of the Company's and the Guarantor's compliance with all conditions and covenants under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture).

     (b) The Company or the Guarantor will deliver to the Trustee, as soon as possible and in any event within 10 days after the Company or the Guarantor becomes aware or should reasonably become aware of the occurrence of an Event of Default or a Default, an Officer's Certificate setting forth the details of such Event of Default or Default, and the action which the Company or the Guarantor proposes to take with respect thereto.

     (c) The Guarantor will deliver to the Trustee within 90 days after the end of each fiscal year of the Guarantor a written statement by the Guarantor's independent public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Securities (including the Guarantee) as they relate to accounting matters, and (ii whether, in connection with their audit examination, any Default has come to their attention and, if such a Default has come to their attention, specifying the nature and period of the existence thereof.

     Section 3.06. Securityholders' Lists. If and so long as the Trustee shall not be the Registrar, the Company will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the holders of the Securities pursuant to Section 312 of the Trust Indenture Act (a) semi-annually not more than 15 days after each Interest Record Date as of such Interest Record Date, and (b) at such other times as the Trustee may request in writing, within thirty days after receipt by the Company of any such request as of a date not more than 15 days prior to the time such information is furnished.

     Section 3.07. Reports by the Trustee. (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each May 15 following the date of this Indenture deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).

     (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when the Securities are listed on any stock exchange.

     Section 3.08. Limitation on Restricted Payments. The Guarantor will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Guarantor's or any Restricted Subsidiary's Equity Interests (other than
(x) dividends or distributions payable in Qualified Equity Interests of the Guarantor and (y) dividends or distributions payable to the Guarantor or any Restricted Subsidiary of the Guarantor); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Guarantor or any of its Restricted Subsidiaries; (iii) make any voluntary or optional principal payment on, or voluntary or optional purchase, redemption, defeasance, or other acquisition or retirement for value of, any Subordinated Debt; or (iv) make any Investment that is a Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the fair market value (as conclusively evidenced by a resolution of the Board of Directors of the Guarantor set forth in an Officer's Certificate delivered to the Trustee within 60 days prior to the date of such Restricted Payment) of the asset(s) proposed to be transferred by the Guarantor or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment):

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (b) the Guarantor would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding the date of such Restricted Payment, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of
     Section 309; and

          (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Guarantor and its Restricted Subsidiaries after March 31, 1998 (excluding Restricted Payments permitted by clauses
     (B), (D) and (E) of the next succeeding paragraph), is less than the sum of
     (i) 50% of the Consolidated Net Income of the Guarantor for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after March 31, 1998 to the end of the Guarantor's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus
     (ii) 100% of the aggregate net cash proceeds received by the Guarantor from the issue or sale (other than to a Restricted Subsidiary of the Guarantor) since March 31, 1998 of Qualified Equity Interests of the Guarantor or of debt securities of the Guarantor or any of its Restricted Subsidiaries that have been converted into or exchanged for such Qualified Equity Interests of the Guarantor, plus (iii) $25 million.

        If no Default or Event of Default has occurred and is continuing, or would occur as a consequence thereof, the foregoing provisions will not prohibit the following Restricted Payments: (A) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (B) the payment of cash dividends on any series of Disqualified Stock issued after the date of the Indenture in an aggregate amount not to exceed the cash received by the Guarantor since the date of the Indenture upon issuance of such Disqualified Stock; (C) the payment of dividends on Existing Preferred Stock at an annual rate of 6%; (D) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Guarantor or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Guarantor) of Qualified Equity Interests of the Guarantor; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (E) the defeasance, redemption or repurchase of Subordinated Debt (including any Subordinated Debt that constitutes Acquired Debt) with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or in exchange for or out of the net cash proceeds from the substantially concurrent sale (other than to a Restricted Subsidiary) of Qualified Equity Interests of the Guarantor; provided, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (F) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Guarantor or any Restricted Subsidiary held by any member of the Guarantor's (or any of its Restricted Subsidiary's) management pursuant to any management equity subscription agreement or stock option agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5 million in any twelve-month period; and (G) the repurchase of any Indebtedness that is pari passu with the Securities or any Subordinated Debt at a purchase price not greater than 101% of the principal amount of such Indebtedness or Subordinated Debt, as the case may be, in the event of a Change of Control pursuant to a provision similar to the provision described in Section 317; provided that prior to such repurchase the Guarantor has made a Change of Control Offer as provided in Section 317 and has repurchased all

Securities validly tendered for payment in connection with such Change of Control Offer.

     Not later than the date of making any Restricted Payment, the Guarantor shall deliver to the Trustee an Officer's Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed.

     Section 3.09. Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock. The Guarantor will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") after the date of the Indenture any Indebtedness (including Acquired Debt) and neither the Company nor the Guarantor will issue any Disqualified Stock and the Guarantor will not permit any of its Restricted Subsidiaries (other than the Company) to issue any shares of preferred stock; provided, however, that the Company and the Guarantor may incur Indebtedness (including Acquired Debt) and the Company and the Guarantor may issue shares of Disqualified Stock if (i) no Default or Event of Default will have occurred and be continuing or would occur as a consequence thereof and (ii) the Fixed Charge Coverage Ratio for the Guarantor's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least (x) 1.50 to 1 if such incurrence or issuance occurs on or before April 30, 1999, (y) 1.75 to 1 if such incurrence or issuance occurs after April 30, 1999 and on or before April 30, 2000 and (z) 2.00 to 1 if such incurrence or issuance occurs after April 30, 2000, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period. Indebtedness consisting of reimbursement obligations in respect of a letter of credit will be deemed to be incurred when the letter of credit is first issued. Neither the Company nor the Guarantor will permit any of their respective Unrestricted Subsidiaries to incur any Indebtedness other than Non-Recourse Debt.

     The foregoing provisions will not apply to:

          (i) the incurrence by the Company and the Guarantor of Senior Debt under the Company Credit Agreement in an aggregate principal amount at any time outstanding not to exceed an amount equal to $1.0 billion less the aggregate amount of all mandatory payments applied to repay loans (other than revolving credit loans) outstanding thereunder or permanently reduce the revolving credit commitments thereunder; provided that the Company and the Guarantor may incur Senior Debt in an aggregate principal amount at any time outstanding not to exceed $300 million under the revolving credit facility under the Company Credit Agreement;

          (ii) the incurrence by the Company and the Guarantor of Indebtedness represented by the Securities and the Guarantee;

          (iii) Existing Indebtedness;

          (iv) the incurrence by the Guarantor or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by the Indenture to be incurred (including, without limitation, Existing Indebtedness);

          (v) the incurrence by the Guarantor or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Guarantor and any of its Restricted Subsidiaries; provided that upon either (a) the transfer or other disposition by the Guarantor or a Restricted Subsidiary of any Indebtedness so permitted under this clause (v) to a Person other than the Guarantor or a Restricted Subsidiary or (b) the issuance, sale, transfer or other disposition of Equity Interests (including by consolidation or merger) in a Restricted Subsidiary to a Person other than the Guarantor or a Restricted Subsidiary which results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary, the provisions of this clause (v) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been incurred at the time of any such issuance, sale, transfer or other disposition, as the case may be;

          (vi) the incurrence by the Guarantor or any of its Restricted Subsidiaries of Hedging Obligations or Guarantees thereof, provided that such Hedging Obligations are incurred for the purpose of fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by the Indenture to be outstanding or any receivable or liability, the payment of which is determined by reference to a foreign currency; provided that the notional principal amount of any such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates;

          (vii) the incurrence by the Guarantor or any of its Restricted Subsidiaries of Indebtedness represented by performance bonds, standby letters of credit or appeal bonds, in each case to the extent incurred in the ordinary course of business of the Guarantor or such Restricted Subsidiary;

          (viii) the incurrence by any Restricted Subsidiary (other than the Company) of Indebtedness, the aggregate principal amount of which, together with all other Indebtedness of the Guarantor's Restricted Subsidiaries (other than the Company) at the time outstanding (excluding Existing Indebtedness until repaid or refinanced), does not exceed the greater of
     (1) 10% of the Guarantor's Stockholders' Equity as of the date of incurrence or (2) $10 million; provided that, in the case of clause (1) only, the Fixed Charge Coverage Ratio for the Guarantor's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness (including Acquired Subsidiary Debt) is incurred would have been at least
     (x) 1.50 to 1 if such incurrence occurs on or before April 30, 1999, (y)
     1.75 to 1 if such incurrence occurs after April 30, 1999 and on or before April 30, 2000 and (z) 2.00 to 1 if such incurrence occurs after April 30, 2000, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such Indebtedness had been incurred at the beginning of such four-quarter period; provided further, that solely for the purpose of determining whether the aggregate principal amount of Indebtedness of the Guarantor's Restricted Subsidiaries (other than the Company) at any time outstanding exceeds 10% of the Guarantor's Stockholders' Equity, Acquired Subsidiary Debt shall be excluded; and

          (ix) the incurrence by the Company and the Guarantor of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed $25 million.

     Section 3.10. Disposition of Proceeds of Asset Sales.   The Guarantor will
not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Guarantor (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as conclusively determined by a resolution of the Board of Directors of the Guarantor set forth in an Officer's Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Guarantor or such Restricted Subsidiary is in the form of cash; provided that for purposes of this provision, the amount of (A) any liabilities (as shown on the Guarantor's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto), of the Guarantor or any Restricted Subsidiary (other than, in the case of an Asset Sale by the Company or the Guarantor, liabilities that are by their terms subordinated to the Securities or the Guarantee, as the case may be) that are assumed by the transferee of any such assets and (B) any securities or other obligations received by the Guarantor or any such Restricted Subsidiary from such transferee that are immediately converted by the Guarantor or such Restricted

Subsidiary into cash (or as to which the Guarantor or such Restricted Subsidiary has received at or prior to the consummation of the Asset Sale a commitment (which may be subject to customary conditions) from a nationally recognized investment, merchant or commercial bank to convert into cash within 90 days of the consummation of such Asset Sale and which are thereafter actually converted into cash within such 90-day period) will be deemed to be cash (but shall not be deemed to be Net Proceeds for purposes of the following provisions until reduced to cash). Notwithstanding the foregoing, it will not be a violation of the foregoing provisions if the Guarantor or a Restricted Subsidiary receives Investments as all or part of the consideration for an Asset Sale (which consideration is not otherwise permitted), if such Investments constitute Restricted Investments permitted by Section 308.

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Guarantor or the Restricted Subsidiary, as the case may be, may apply such Net Proceeds (i) to purchase one or more Healthcare Facilities and/or a controlling interest in the Capital Stock of a Person owning one or more Healthcare Facilities, (ii) to make a capital expenditure or to acquire other tangible assets, in each case, that are used or useful in any business in which the Guarantor or any of its Restricted Subsidiaries is permitted to be engaged pursuant to Section 313, (iii) to permanently reduce Existing Indebtedness of a Restricted Subsidiary (other than the Company), or (iv) to permanently reduce Senior Debt (and, in the case of revolving credit loans, to correspondingly reduce commitments with respect thereto). Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "EXCESS PROCEEDS."

     When the aggregate amount of Excess Proceeds exceeds $15 million, the Company will be required to make an offer to all Holders of Securities and holders of any other Indebtedness of the Company ranking on a parity with the Securities from time to time outstanding with similar provisions requiring the Company to make an offer to purchase or to redeem such Indebtedness with the proceeds from any asset sales, pro rata in proportion to the respective principal amounts of Securities and such other Indebtedness then outstanding (an "ASSET SALE OFFER") to purchase the maximum principal amount of the Securities and such other Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth below. To the extent that the aggregate amount of Securities and such other Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Securities and such other Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Securities and such other Indebtedness will be purchased on a pro rata basis. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     No later than the date on which the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company shall notify the Trustee of such Asset Sale Offer and provide the Trustee with an Officer's Certificate setting forth the calculations used in determining the amount of Net Proceeds to be applied to the purchase of Securities. The Company shall commence or cause to be commenced the Asset Sale Offer on a date no later than 10 Business Days after such notice (the "COMMENCEMENT DATE").

     The Asset Sale Offer shall remain open for at least 20 Business Days after the Commencement Date relating to such Asset Sale Offer and shall remain open for no more than such 20 Business Days, except to the extent required by applicable law (as so extended, the "OFFER PERIOD"). No later than two Business Days after the termina tion of the Offer Period (the "PURCHASE DATE"), the Company shall purchase the principal amount (the "OFFER AMOUNT") of Securities required to be purchased in such Asset Sale Offer pursuant to this Section or, if less than the Offer Amount has been tendered, all Securities tendered in response to the Asset Sale Offer, in each case for an amount in cash equal to the Purchase Price.

     If the Purchase Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest shall be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Securities pursuant to the Asset Sale Offer.

     On the Commencement Date of any Asset Sale Offer, the Company shall send, or at the Company's request the Trustee shall send, by first class mail, a notice to each of the Holders at their last registered address, with a copy to the Trustee and the paying agent, offering to repurchase the Securities held by such Holder pursuant to the procedure specified in such notice. Such notice, which shall govern the terms of the Asset Sale Offer, shall contain all instructions and materials necessary to enable the Holders to tender Securities pursuant to the Asset Sale Offer and shall state:

                    (1) that the Asset Sale Offer is being made pursuant to this
               Section and the length of time the Asset Sale Offer shall remain open;

                    (2) the Offer Amount, the Purchase Price and the Purchase
               Date;

                    (3) that any Security not tendered or accepted for payment shall continue to accrue interest;

                    (4) that, unless the Company defaults in the payment of the
               Purchase Price, any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

                    (5) that Holders electing to have a Security purchased
               pursuant to any Asset Sale Offer shall be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Company, a depositary, if appointed by the Company, or a paying agent at the address specified in the notice prior to the close of business on the Business Day next preceding the Purchase Date;

                    (6) that Holders shall be entitled to withdraw their election if the Company, depositary or paying agent, as the case may be, receives, not later than the close of business on the Business Day next preceding the termination of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

                    (7) that, if the aggregate principal amount of Securities
               surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased);

                    (8) that Holders whose Securities were purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

                    (9) the circumstances and relevant facts regarding such Asset Sale and any other information that would be material to a decision as to whether to tender a Security pursuant to the Asset Sale Offer.

     On the Purchase Date, the Company shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent necessary, an aggregate principal amount equal to the Offer Amount of Securities tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Securities or portion thereof so tendered, (ii) deposit with the paying agent an amount equal to the Purchase Price in respect of all Securities or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officer's Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company. The paying agent shall promptly mail to each Holder of Securities so tendered payment in an amount equal to the Purchase Price for such Securities and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) a new Security to such Holder equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security shall be in a principal amount of $1,000 or an integral multiple thereof.

     The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Securities as a result of the Asset Sale Offer.

     Section 3.11. Limitation on Liens. The Guarantor will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom unless all Obligations under the Indenture, the Securities and the Guarantee are secured on an equal and ratable basis (or on a senior basis, in case of Subordinated Debt) with the Obligations so secured until such time as such Obligations are no longer secured by a Lien.

     Section 3.12. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Guarantor will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Guarantor or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Guarantor or any of its Restricted Subsidiaries, (ii) make loans or advances to the Guarantor or any of its Restricted Subsidiaries or
(iii) transfer any of its properties or assets to the Guarantor or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indenture, (b) the Indenture, (c) applicable law or state insurance regulations,
(d) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Guarantor or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition or in violation of the covenant described in Section 3.09), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person (including its Subsidiaries), or the property or assets of the Person (including its Subsidiaries), so acquired, provided that the Consolidated EBITDA of such Person is not taken into account in determining whether such acquisition was permitted by the terms of the Indenture except to the extent that such Consolidated EBITDA would be permitted to be dividended to the Company or the Guarantor by such Person or by a Restricted Subsidiary which is the parent of such Person without the prior consent or approval of any third party, (e) any operating lease or capital lease, insofar as the provisions thereof limit grants of a security interest in, or other assignments of, the related leasehold interest to any other Person, (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (g) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, or (h) the Company Credit Agreement and related documentation as the same is in effect on the date of the Indenture and as amended or replaced from time to time, provided that no such amendment or replacement is more restrictive as to the matters enumerated above than the Company Credit Agreement and related documentation as in effect on the date of the Indenture. Nothing contained in this paragraph shall prevent the Guarantor or any Restricted Subsidiary from entering into any agreement resulting in the incurrence of Liens otherwise permitted under the provisions of
Section 311.

     Section 3.13. Limitation on Line of Business. The Guarantor will not, and will not permit any of its Restricted Subsidiaries to, engage to any material extent in any business other than the ownership, operation or management of Healthcare Facilities, including the acceptance of risk for the provision of long-term care.

     Section 3.14. Limitation on Senior Subordinated Debt.   Neither the Company
nor the Guarantor will incur, create, issue, assume, Guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Securities or the Guarantee.

     Section 3.15. Limitation on Transactions with Affiliates. The Guarantor will not, and will not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "AFFILIATE TRANSACTION"), unless
(I) in the case of an Affiliate Transaction in excess of $1.0 million involving Ventas, Inc. or any of its subsidiaries, the Guarantor delivers to the Trustee a resolution of the Board of Directors of the Guarantor set forth in an Officer's Certificate certifying that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Guarantor and (II) in all other cases (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Guarantor or such Restricted Subsidiary with an unrelated Person and (ii) the Guarantor delivers to the Trustee (a) with respect to any Affiliate Transaction involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of the Guarantor set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Guarantor and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to the Guarantor or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing; provided that
(u) transactions or payments pursuant to any employment arrangements, employee relocations or employee or director benefit plans entered into by the Guarantor or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Guarantor or such Restricted Subsidiary, (v) transactions between or among the Guarantor and/or its Restricted Subsidiaries, (w) transactions pursuant to or performance of the Existing Affiliate Agreements and the Reorganization Agreements on the terms in effect on the date of the Indenture, (x) transactions between a Person and an Affiliate existing at the time such Person is merged with or into or becomes a Restricted Subsidiary, except to the extent such transaction was entered into in connection with, or in contemplation of, such Person merging with or into or becoming a Restricted Subsidiary (y) the payment of dividends on and redemption of Existing Preferred Stock and (z) transactions between the Guarantor or any Restricted Subsidiary and Atria in accordance with agreements in existence on the date of the Indenture, in each case, shall not be deemed to be Affiliate Transactions.

     Notwithstanding the foregoing, any Investment in Affiliates permitted by the provisions of Section 308 shall not be prohibited by the foregoing limitations on Affiliate Transactions.

     Section 3.16. Limitation on Issuance of Guarantees of Indebtedness by Restricted Subsidiaries. The Guarantor will not permit any Restricted Subsidiary (other than the Company), directly or indirectly, to Guarantee or secure the payment of any other Indebtedness of the Guarantor or any of its Restricted Subsidiaries (except Indebtedness of a Restricted Subsidiary of such Restricted Subsidiary) unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for the Guarantee of the payment of the Securities by such Restricted Subsidiary, which Guarantee shall be senior to or pari passu with such Restricted Subsidiary's Guarantee of or pledge to secure such other

Indebtedness. Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the Securities shall provide by its terms that it shall be automatically and unconditionally released and discharged upon a sale or other disposition, by way of merger or otherwise, to any Person not an Affiliate of the Guarantor, of the Guarantor's stock in, or the assets of, such Restricted Subsidiary, which sale or other disposition results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary and such sale or other disposition is made in compliance with, and the Net Proceeds therefrom are applied in accordance with, the applicable provisions of the Indenture. The form of such supplemental indenture will be attached as an exhibit to the Indenture. The foregoing provisions will not be applicable to (i) Guarantees by Restricted Subsidiaries of the Company's Indebtedness under the Company Credit Agreement and with respect to Hedging Obligations related to the Company Credit Agreement,
(ii) Guarantees of Indebtedness of a Person by its subsidiaries in effect prior to the time such Person is merged with or into or became a Restricted Subsidiary, provided that such Guarantees do not extend to any other Indebtedness of such Person or any other Person and (iii) any one or more Guarantees of up to $10 million in aggregate principal amount of Indebtedness of the Guarantor or any Restricted Subsidiary at any time outstanding.

     Section 3.17. Change of Control. Upon the occurrence of a Change of Control, each Holder of Securities will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (the "CHANGE OF CONTROL PAYMENT") on a date that is not more than 90 days after the occurrence of such Change of Control (the "CHANGE OF CONTROL PAYMENT DATE"). Prior to the mailing of notice to Holders provided for in the succeeding paragraph, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all Senior Debt that would prohibit the repurchase of the Securities as provided for in the succeeding paragraph or (ii) obtain any requisite consents under instruments governing any such Senior Debt to permit the repurchase of the Securities as provided for in the succeeding paragraph. The Company shall first comply with the covenant in the preceding sentence before it shall be required to repurchase Securities pursuant to this Section 3.17.

     Within 30 days following any Change of Control, the Company will mail, or at the Company's request the Trustee will mail, a notice of a Change of Control to each Holder (at its last registered address with a copy to the Trustee and the paying agent) offering to repurchase the Securities held by such Holder pursuant to the procedure specified in such notice. The Change of Control Offer shall remain open from the time of mailing until the close of business on the Business Day next preceding the Change of Control Payment Date. The notice, which shall govern the terms of the Change of Control Offer, shall contain all instructions and materials necessary to enable the Holders to tender Securities pursuant to the Change of Control Offer and shall state:

                         (1) that the Change of Control Offer is being made
                    pursuant to this Section 3.17 and that all Securities tendered will be accepted for payment;

                         (2) the Change of Control Payment and the Change of
                    Control Payment Date, which date shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed;

                         (3) that any Security not tendered will continue to
                    accrue interest in accordance with the terms of this Indenture;

                         (4) that, unless the Company defaults in the payment of
                    the Change of Control Payment, all Securities accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

                         (5) that Holders electing to have a Security purchased
                    pursuant to any Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Company, a depositary, if appointed by the Company, or a paying agent at the address specified in the notice prior to the close of business on the Business Day next preceding the Change of Control Payment Date;

                         (6) that Holders will be entitled to withdraw their
                    election if the Company, depositary or paying agent, as the case may be, receives, not later than the close of business on the Business Day next preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have such Security purchased;

                         (7) that Holders whose Securities are being purchased
                    only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

                         (8) the circumstances and relevant facts regarding such
                    Change of Control (including, but not limited to, information with respect to pro forma historical financial information after giving effect to such Change of Control, information regarding the Person or Persons acquiring control and such Person's or Persons' business plans going forward) and any other information that would be material to a decision as to whether to tender a Security pursuant to the Change of Control Offer.

     On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Securities or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer, (ii) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officer's Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company. The paying agent will promptly mail to each Holder of Securities so tendered the Change of Control Payment for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities as a result of a Change of Control.

     Section 3.18. Termination of Certain Covenants if Securities Rated Invest
ment Grade.   Notwithstanding the foregoing, the Company's and the Guarantor's obligation to comply with the provisions of Sections 3.08, 3.09, 3.10, 3.12, 3.13, 3.14, 3.15 and 3.16 will terminate if and when the Securities become Investment Grade Rated.

     Section 3.19. Reports. (i) So long as any of the Securities remain outstanding, the Guarantor will furnish to the Holders of Securities within 15 days after the filing thereof with the Commission copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Guarantor is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. All obligors on the Securities shall comply with the provisions of the Trust Indenture Act Section 314(a). Notwithstanding that the Guarantor may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Guarantor shall file with the Commission and provide to the Trustee (a) within 90 days after the end of each fiscal year, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form), including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and a report thereon by the Guarantor's certified public accountants; (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in any successor or comparable form), including a "Management's Discussion and Analysis of Financial Condition and Results of Operations"; and (c) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K (or any successor or comparable form) containing the information required to be contained therein (or required in any successor or comparable form); provided, however, that the Guarantor shall not be in default of the provisions of this
Section 3.19) for any failure to file reports with the Commission solely by the refusal of the Commission to accept the same for filing. Each of the financial statements contained in such reports shall be prepared in accordance with GAAP.

          (ii) The Trustee, at the Guarantor's expense, shall promptly mail copies of all such annual reports, information, documents and other reports provided to the Trustee pursuant to Section 3.19(a)(i) hereof to the Holders at their addresses appearing in the register of Securities maintained by the Registrar.

          (iii) Whether or not required by the rules and regulations of the Commission, the Guarantor shall file a copy of all such information and reports with the Commission for public availability and make such information available to securities analysts and prospective investors upon request.

          (iv) The Guarantor shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to the Holders under this Section 3.19.

          (v) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

     Section 3.20. Waiver of Stay, Extension or Usury Laws. The Company and the Guarantor covenant (to the extent that it may lawfully do so) that they will not
(i) at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or the Guarantor from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company and the Guarantor will expressly waive all benefit or advantage of any such law and
(ii) hinder, delay or impede the execution of any power granted to the Trustee under this Indenture and will suffer and permit the execution of every such power as though no such law had been enacted.



                                   ARTICLE 4

            Remedies of the Trustee and Holders on Event of Default

     Section 4.01. Events of Default. Each of the following constitutes an "EVENT OF DEFAULT":

          (i) default for 30 days in the payment when due of interest on the Securities (whether or not prohibited by the provisions described in Article 9);

          (ii) default in payment when due of the principal of or premium, if any, on the Securities (whether or not prohibited by the provisions described in Article 9);

          (iii) failure by the Company or the Guarantor to comply with the provisions of Sections 3.08, 3.09, 3.10, or 3.17 hereof;

          (iv) failure by the Company or the Guarantor for 30 days after notice to comply with any other covenant or agreement in the Indenture, the Securities or the Guarantee;

          (v) any default that occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company, the Guarantor or any Significant Subsidiary of the Guarantor (or the payment of which is Guaranteed by the Company, the Guarantor or any Significant Subsidiary of the Guarantor), whether such Indebtedness or Guarantee exists on the date hereof or is created after the date hereof, which default (a) constitutes a Payment Default or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or that has been so accelerated, aggregates $25.0 million or more;

          (vi) the termination of any Master Lease Agreement upon an Event of Default (as defined in such Master Lease Agreement) or the surrender or repossession of all of the Leased Property (as defined in each Master Lease Agreement) upon an Event of Default under such Master Lease Agreement;

          (vii) failure by the Company, the Guarantor or any Significant Subsidiary of the Guarantor to pay a final judgment or final judgments entered by a court or courts of competent jurisdiction against the Company, the Guarantor or any Significant Subsidiary of the Guarantor aggregating in excess of $25.0 million if such final judgment or judgments remain unpaid or undischarged for a period (during which execution shall not be effectively stayed) of 60 days after their entry;

          (viii) the Company, the Guarantor or any Significant Subsidiary of the Guarantor thereof pursuant to or within the meaning of any Bankruptcy Law:

                    (A) commences a voluntary case,

                    (B) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor,

                    (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                    (D) makes a general assignment for the benefit of its
               creditors, or

                    (E) admits in writing its inability generally to pay its
               debts as the same become due; and

          (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                 (A) is for relief against the Company, the Guarantor or any Significant Subsidiary of the Guarantor in an involuntary case in which it is the debtor,

                 (B) appoints a Custodian of the Company, the Guarantor or any Significant Subsidiary of the Guarantor or for all or substantially all of the property of the Company, the Guarantor or any Significant Subsidiary of the Guarantor, or

                 (C) orders the liquidation of the Company, the Guarantor or any Significant Subsidiary of the Guarantor,

        and the order or decree remains unstayed and in effect for 60 days.

     The term "BANKRUPTCY LAW" means title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     A Default under clause (iv) is not an Event of Default until the Trustee notifies the Company and the Guarantor in writing, or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities notify the Company, the Guarantor and the Trustee in writing, of the Default and the Company and the Guarantor do not cure the Default within 30 days after receipt of such notice. The written notice must specify the Default, demand that it be remedied and state that the notice is a "NOTICE OF DEFAULT."

     Section 4.02. Acceleration. If any Event of Default (other than an Event of Default specified in clause (viii) or (ix) of Section 4.01 hereof) occurs and is continuing, the Trustee by notice to the Company and the Guarantor, or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities by written notice to the Company, the Guarantor and the Trustee, may declare the unpaid principal of, premium, if any, and any accrued and unpaid interest on all the Securities to be due and payable immediately; provided that for so long as the Company Credit Agreement is in effect, such declaration shall not become effective until the earlier of (i) five Business Days after receipt of the written notice declaring the Securities to be due and payable immediately by the Administrative Agent and the Documentation Agent under the Company Credit Agreement or (ii) acceleration of the Indebtedness under the Company Credit Agreement. Except as set forth above, upon such declaration the principal of, premium, if any, and interest shall be due and payable immediately. If an Event of Default specified in clause (viii) or (ix) of Section 4.01 hereof occurs with respect to the Company, the Guarantor or any Significant Subsidiary of the Guarantor, the unpaid principal of, premium, if any, and any accrued and unpaid interest on all the Securities shall ipso facto become and be immediately due and payable without further action or notice on the part of the Trustee or any Holder.

     Section 4.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities (including the Guarantee) or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquies cence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     Section 4.04. Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Securities waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on any Security. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     Section 4.05. Control by Majority. Holders of a majority in aggregate principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability. The Trustee may take any other action which it deems proper which is not inconsistent with any such direction.

     Section 4.06. Limitation on Suits. A Holder may pursue a remedy with respect to this Indenture or the Securities (including the Guarantee) only if:

          (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

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

          (ii) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

          (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (v) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

   A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

     Section 4.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on the Security (including the Guarantee), on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

     Section 4.08. Collection Suit by Trustee. If an Event of Default specified in Section 401(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or the Guarantor or any other obligor for the whole amount of principal, premium, if any, and interest remaining unpaid on the Securities (including the Guarantee) and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover amounts due the Trustee under Section 507 hereof, including the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     Section 4.09. Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company or the Guarantor (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 507 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 507 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 4.10. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

     First:  to the Trustee, its agents and attorneys for amounts due under
Section 507, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

     Second: to Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any and interest, respectively; and

     Third: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 410 upon five Business Days prior notice to the Company and the Guarantor.

     Section 4.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 407 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Securities.



                                   ARTICLE 5

                             Concerning the Trustee

     Section 5.01. Duties and Responsibilities of the Trustee; During Default; Prior to Default. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that

     (a) prior to the occurrence of an Event of Default of which the Trustee has actual notice and after the curing or waiving of all such Events of Default which may have occurred:

          (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the

     Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

     (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Securities at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

     This Section 501 is in furtherance of and subject to Sections 315 and 316 of the Trust Indenture Act of 1939.

     Section 5.02. Certain Rights of the Trustee. In furtherance of and subject to the Trust Indenture Act of 1939, and subject to Section 501:

     (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request, direction, order or demand of the Company or the Guarantor mentioned herein shall be sufficiently evidenced by an Officer's Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Company or Guarantor, as the case may be;

     (c) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

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

     (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

     (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

     (f) prior to the occurrence of an Event of Default hereunder, of which the Trustee has actual notice, and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the holders of not less than a majority in aggregate principal amount of the Securities then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Company upon demand;

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder; and

     (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

     Section 5.03. Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities (including the Guarantee), except the Trustee's certificates of authentication, shall be taken as the statements of the Company and the Guarantor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee

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

makes no representation as to the validity or sufficiency of this Indenture or of the Securities or the Guarantee. The Trustee shall not be accountable for the use or application by the Company or Guarantor of any of the Securities or of the proceeds thereof.

     Section 5.04. Trustee and Agents May Hold Securities; Collections, etc. The Trustee or any agent of the Company, the Guarantor or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Company or the Guarantor and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent.

     Section 5.05. Moneys Held by Trustee. Subject to the provisions of Section 1206 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Company or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

     Section 5.06. Notice of Default. If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is actually known to a responsible officer of the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in Trust Indenture Act Section 313(c) notice of the Default or Event of Default within 45 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

     Section 5.07. Compensation and Indemnification of Trustee and Its Prior Claim. The Company and the Guarantor, jointly and severally, covenant and agree to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed in writing among the Company, the Guarantor and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company and the Guarantor, jointly and severally, covenant and agree to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company and the Guarantor, jointly and severally, also covenant to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Company and the Guarantor, under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities and the Guarantee upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities, and the Securities and the Guarantee are hereby subordinated to such senior claim.

     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 401 or Section 401, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

     Section 5.08. Right of Trustee to Rely on Officer's Certificate, etc. Subject to Sections 501 and 502, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer's Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

     Section 5.09. Persons Eligible for Appointment as Trustee. The Trustee hereunder shall at all times be a corporation having a combined capital and surplus of at least $100,000,000, and which is eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act of 1939. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal, State or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall

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

be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     Section 5.10.  Resignation and Removal; Appointment of Successor Trustee.
(a) The Trustee may at any time resign by giving written notice of resignation to the Company and the Guarantor. Upon receiving such notice of resignation, the Company or the Guarantor shall promptly appoint a successor trustee by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition, at the expense of the Company and the Guarantor, any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     (b)  In case at any time any of the following shall occur:

               (i)   the Trustee shall fail to comply with the provisions of
     Section 310(b) of the Trust Indenture Act of 1939, after written request therefor by the Company, the Guarantor or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months; or

               (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 509 and shall fail to resign after written request therefor by the Company, the Guarantor or by any such Securityholder; or

               (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company or the Guarantor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company or the Guarantor, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to Section 315(e) of the Trust Indenture Act of 1939, any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of

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

a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

     (c) The holders of a majority in aggregate principal amount of the Securities at the time outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company and the Guarantor the evidence provided for in Section 601 of the action in that regard taken by the Securityholders.

     If no successor trustee shall have been so appointed and have accepted appointment 30 days after the mailing of such notice of removal, the trustee being removed may petition, at the expense of the Company and the Guarantor, any court of competent jurisdiction for the appointment of a successor trustee.
Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     (d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 510 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 511.

     Section 5.11 Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 510 shall execute and deliver to the Company and the Guarantor and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company and the Guarantor or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 1206, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company and the Guarantor shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 507.

     Upon acceptance of appointment by a successor trustee as provided in this
Section 511, the Company shall mail notice thereof by first-class mail to the holders of Securities at their last addresses as they shall appear in the Security register. If the

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

acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 510. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

     Section 5.12. Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or to which the Trustee's assets may be sold, or any corporation resulting from any merger, conversion, consolidation or sale to which the Trustee shall be a party or by which the Trustee's property may be bound, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 509, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities (including the Guarantee) shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities (including the Guarantee) so authenticated; and, in case at that time any of the Securities (including the Guarantee) shall not have been authenticated, any successor to the Trustee may authenticate such Securities (including the Guarantee) either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities (including the Guarantee) or in this Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities (including the Guarantee) in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

   Section 5.13. Preferential Collection of Claims.  Reference is made to
Section 311 of the Trust Indenture Act. For purposes of Section 311(b) (4) and
(6) of such Act, the following terms shall mean:

     (a) "CASH TRANSACTION" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

     (b) "SELF-LIQUIDATING PAPER" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company or the

Guarantor for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company or the Guarantor, as the case may be, arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.


                                   ARTICLE 6

                            Concerning the Holders

   Section 6.01. Evidence of Action Taken by Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 501 and 502) conclusive in favor of the Trustee, the Company and the Guarantor, if made in the manner provided in this Article.

   Section 6.02. Proof of Execution of Instruments and of Holding of Securities; Record Date. Subject to Sections 501 and 502, the execution of any instrument by a Securityholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Security register or by a certificate of the Registrar thereof. The Company may set a record date for purposes of determining the identity of holders of Securities entitled to vote or consent to any action referred to in
Section 601, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or resolicitation) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only holders of Securities of record on such record date shall be entitled to so vote or give such consent or to withdraw such vote or consent.

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

     Section 6.03. Securities Owned by Company or Guarantor Deemed Not Outstanding. In determining whether the holders of the requisite aggregate principal amount of Securities have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Company, the Guarantor or any other obligor on the Securities or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, the Guarantor or any other obligor on the Securities shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company, the Guarantor or any other obligor upon the Securities or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, the Guarantor or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer's Certificate listing and identifying all Securities, if any, known by the Company or the Guarantor to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 501 and 502, the Trustee shall be entitled to accept such Officer's Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are outstanding for the purpose of any such determination.

   Section 6.04. Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 601, of the taking of any action by the holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Security (including the Guarantee) and of any Securities (including the Guarantee) issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security (including the Guarantee). Any action taken by the holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Guarantor, the Trustee and the holders of all the Securities.

                                       83
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                                   ARTICLE 7

                            Supplemental Indentures

     Section 7.01. Supplemental Indentures Without Consent of Holders. The Company, the Guarantor and the Trustee may amend or supplement this Indenture or the Securities and the Guarantee without the consent of any Holder:

          (i)   to cure any ambiguity, defect or inconsistency;

          (ii) to provide for uncertificated Securities in addition to or in place of certificated Securities;

          (iii) to provide for any supplemental indenture required pursuant to
     Section 316 hereof;

          (iv) to provide for the assumption of the Company's or the Guarantor's obligations to the Holders of the Securities in the case of any transaction pursuant to Article 8 hereof;

          (v) to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights hereunder of any such Holder; or

          (vi) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

     Upon the request of the Company and the Guarantor accompanied by a resolution of their respective Board of Directors authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 704 hereof, the Trustee shall join with the Company and the Guarantor in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

     Section 7.02. With Consent of Holders. Except as provided in the next succeeding paragraphs, this Indenture or the Securities (including the Guarantee) may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for such Securities), and any existing default or compliance with any provision of this Indenture or the

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

Securities (including the Guarantee) may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for such Securities).

     Upon the request of the Company and the Guarantor accompanied by a resolution of their respective Board of Directors authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 704 hereof, the Trustee shall join with the Company and the Guarantor in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     It shall not be necessary for the consent of the Holders under this Section 702 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. Subject to Sections 404 and 407 hereof, the Holders of a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company or the Guarantor with any provision of this Indenture or the Securities. Without the consent of each Holder affected, however, an amendment or waiver may not (with respect to any Security held by a non-consenting Holder):

          (i) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

          (ii) reduce the principal of or change the fixed maturity of any Security (other than provisions relating to the covenants described under 310 and 317);

          (iii) reduce the rate of or change the time for payment of interest on any Security;

          (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount thereof and a waiver of the payment default that resulted from such acceleration);

          (v) make any Security payable in money other than that stated in the Securities;

          (vi)   make any change in Section 404 or 407 hereof;

          (vii) waive a redemption payment with respect to any Security (other than a payment described by Section 310 or 317);

          (viii) modify the ranking or priority of the Securities or the Guarantee or modify the definition of Senior Debt or Designated Senior Debt or amend or modify Article 9 in any manner adverse to the Holders; or

          (ix)   make any change in this sentence of this Section 702.

     Section 7.03. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, the Guarantor and the holders of Securities (including the Guarantee) shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     Section 7.04. Documents to Be Given to Trustee; Compliance with TIA. The Trustee, subject to the provisions of Sections 501 and 502, may receive an Officer's Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the applicable provisions of this Indenture. Every such supplemental indenture shall comply with the TIA.

     Section 7.05. Notation on Securities in Respect of Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation approved by the Trustee as to form (but not as to substance) as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting. If the Company, the Guarantor or the Trustee shall so determine, new Securities (including the Guarantee) so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company and the Guarantor, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company or the

Guarantor, authenticated by the Trustee and delivered in exchange for the Securities then outstanding.


                                   ARTICLE 8

                   Consolidation, Merger or  Sale of Assets

     Section 8.01. When the Company or the Guarantor May Merge, Etc. Neither the Company nor the Guarantor will consolidate or merge with or into (whether or not the Company or the Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or of the Guarantor in one or more related transactions, to another corporation, Person or entity unless (i) the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company or the Guarantor, as applicable) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the "SURVIVING ENTITY") is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Entity assumes all the obligations of the Company or the Guarantor, as the case may be, under the Securities or the Guarantee, as applicable, and the Indenture pursuant to a supplemental Indenture in form reasonably satisfactory to the Trustee; (iii) immediately before and after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Company or the Guarantor, as applicable, as a result of such transaction as having been incurred by the Company or the Guarantor, as applicable, at the time of the transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) the Company or the Guarantor, as applicable, or the Surviving Entity (A) will have Consolidated Net Worth immediately after the transaction and prior to any purchase accounting adjustments equal to or greater than the Consolidated Net Worth of the Company or the Guarantor, as applicable, immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 309.

     Section 8.02. Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company or the Guarantor, as applicable, in accordance with Section 801 hereof, the successor corporation formed by such consolidation or into or with which the Company or the Guarantor, as applicable, is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the "COMPANY" or the "GUARANTOR," as applicable, shall refer instead to the successor corporation), and may exercise every right and power of, the Company or the Guarantor, as applicable, under this Indenture with the same effect as if such successor Person had been named as the Company herein.

     Notwithstanding the foregoing, (i) a consolidation or merger by the Company or the Guarantor with or into, or (ii) the sale, assignment, transfer, lease, conveyance or other disposition by the Company or the Guarantor of all or substantially all of their respective property or assets to, one or more of their Subsidiaries shall not relieve either the Company or the Guarantor from their respective obligations under this Indenture, the Securities and the Guarantee.

     Section 8.03. Opinion of Counsel to Trustee. The Trustee, subject to the provisions of Sections 501 and 502, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, conveyance, sale, transfer, lease, exchange or other disposition complies with the applicable provisions of this Indenture.


                                   ARTICLE 9

                                 Subordination

     Section 9.01. Agreement to Subordinate. The Company and the Guarantor agree, and each Holder by accepting a Security and Guarantee agrees, any provision of this Indenture, the Securities or the Guarantee to the contrary notwithstanding, that all Obligations owed under and in respect of the Securities and the Guarantee are subordinated in right of payment, to the extent and in the manner provided in this Article 9, to the prior payment in full in cash of all Obligations owed under and in respect of all Senior Debt of the Company and the Guarantor, and that the subordination of the Securities and the Guarantee pursuant to this Article 9 is for the benefit of all holders of all Senior Debt of the Company and the Guarantor, whether outstanding on the Closing Date or incurred thereafter.

     Section 9.02. Liquidation; Dissolution; Bankruptcy. (a) Upon any distribution of cash, securities or other property of the Company or the Guarantor to creditors upon any Insolvency or Liquidation Proceeding with respect to the Company or the Guarantor, the holders of any Senior Debt of the Company or the Guarantor, as the case may be, will be entitled to receive payment in full, in cash or Cash

Equivalents, of all Obligations due in respect of such Senior Debt (including Post-Petition Interest and, in the case of all Designated Senior Debt, all Obligations with respect thereto) before the Holders will be entitled to receive any payment or distribution with respect to the Securities and the Guarantee (including payment for the repurchase of Securities upon a Change of Control), and until all Obligations with respect to such Senior Debt of the Company or the Guarantor, as the case may be, are paid in full, in cash or Cash Equivalents, any payment or distribution to which the Holders would be entitled shall be made to the holders of the Company's or the Guarantor's Senior Debt on a pro rata basis (except payments made from the trust described in Section 1204 and except that Holders of the Securities may receive Reorganization Securities).

     Upon any Insolvency or Liquidation Proceeding with respect to the Company or the Guarantor, any payment or distribution of assets of the Company or the Guarantor of any kind or character, whether in cash, securities or other property, to which the Holders or the Trustee would be entitled except for the provisions of this Indenture shall be paid by the Company or the Guarantor, any paying agent or other Person making such payment or distribution, or by the Holders or by the Trustee if received by them, directly to the holders of the Company's or the Guarantor's Senior Debt (pro rata to such holders on the basis of the amounts of the Obligations due in respect of the Senior Debt held by them) or their representatives, as their interests may appear, for application to the payment of all Obligations due in respect of such Senior Debt (including Post-Petition Interest and, in the case of all Designated Senior Debt, all Obligations with respect thereto) until all such Obligations have been paid in full in cash, after giving effect to all other payments or distributions to, or provisions made for, holders of the Company's or the Guarantor's Senior Debt.

     (b) A distribution may consist of cash, securities or other property, by set-off or otherwise. For purposes of this Article 9, the words "cash, securities or other property" shall not include any distribution of securities of the Company or the Guarantor or any other corporation provided for in any reorganization proceeding under any Bankruptcy Law if (i) such securities constitute Reorganization Securities, (ii) such distribution was authorized by an order or decree of a court of competent jurisdiction, and (iii) such order gives effect to (and states in such order or decree that effect has been given to) the subordination of such securities to all Senior Debt of the Company or the Guarantor not paid in full in connection with such reorganization; provided that (a) all such Senior Debt is assumed by the reorganized corporation, and (b) the rights of the holders of any such Senior Debt are not, without the consent of such holders, altered by such reorganization, which consent shall be deemed to have been given if the holders of such Senior Debt (or their representative), individually or as a class, shall have approved such reorganization.

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

     (c) Notwithstanding anything to the contrary in Section 902, Holders of Securities may continue to receive payments from the trust established pursuant to Section 1204.

     Section 9.03. Default on Designated Senior Debt. Neither the Company nor the Guarantor may make any payment upon or in respect of the Securities or the Guarantee (except in such subordinated securities as described in Section 902 or from the trust established pursuant to Section 1204) if (i) a Payment Default on Designated Senior Debt occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "PAYMENT BLOCKAGE NOTICE") from the Company, the Guarantor or any Representative of any Designated Senior Debt. Payments on the Securities or the Guarantee may be resumed and all past due amounts on the Securities shall be paid (a) in the case of a Payment Default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, upon the earlier of (1) the date on which such nonpayment default is cured or waived or (2) 179 days after the date on which the applicable Payment Blockage Notice is received, in each case, unless the maturity of any Designated Senior Debt has been accelerated and the Company or the Guarantor has defaulted with respect to the payment of such Designated Senior Debt. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date any Payment Blockage Notice was given shall be, or be made, the basis for a subsequent Payment Blockage Notice.

     Section 9.04. When Distributions Must Be Paid Over. If the Company or the Guarantor shall make any payment to the Trustee on account of the principal of, or premium, if any, or interest on, the Securities, or any other Obligation in respect of the Securities or the Guarantee, or the Holders shall receive from any source any payment on account of the principal of, premium, if any, or interest on, the Securities, the Guarantee or any Obligation in respect of the Securities or the Guarantee, at a time when such payment is prohibited by this
Article 9, the Trustee or such Holders shall hold such payment in trust for the benefit of, and shall pay over and deliver to, the holders of the Company's or the Guarantor's Senior Debt (pro rata as to each of such holders on the basis of the respective amounts of such Senior Debt held by them) or their representative, as their respective interests may appear, for application to the payment of all outstanding Senior Debt of the Company or the Guarantor until all such Senior Debt has been paid in full in cash, after giving effect to all other payments or distributions to, or provisions made for, the holders of the Company's Senior Debt.

     With respect to the holders of Senior Debt of the Company or the Guarantor, the Trustee undertakes to perform only such obligations on its part as are specifically set forth in this Article 9, and no implied covenants or obligations with respect to any holders of the Company's or the Guarantor's Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of the Company's or the Guarantor's Senior Debt, and shall not be liable to any holders of such Senior Debt if the Trustee shall pay over or distribute to, or on behalf of, Holders or the Company, the Guarantor or any other Person, money or assets to which any holders of such Senior Debt are entitled pursuant to this Article 9, except if such payment is made at a time when a Trust Officer has actual knowledge that the terms of this Article 9 prohibit such payment.

     Section 9.05. Notice. Neither the Trustee nor the paying agent shall at any time be charged with the knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee or paying agent under this Article 9 unless and until the Trustee or paying agent shall have received written notice thereof from the Company or the Guarantor or one or more holders of the Company's or the Guarantor's Senior Debt or a Representative of any holders of such Senior Debt; and, prior to the receipt of any such written notice, the Trustee or paying agent shall be entitled to assume conclusively that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of written notice by a Person representing itself to be a holder of the Company's or the Guarantor's Senior Debt (or a Representative thereof) to establish that such notice has been given.

     The Company and the Guarantor shall promptly notify the Trustee and the paying agent in writing of any facts it knows that would cause a payment of principal of, premium, if any, or interest on, the Securities, the Guarantee or any other Obligation in respect of the Securities to violate this Article 9, but failure to give such notice shall not affect the subordination of the Securities or the Guarantee to the Senior Debt of the Company and the Guarantor provided in this Article 9 or the rights of holders of such Senior Debt under this Article 9.

     Section 9.06. Subrogation. After all Senior Debt of the Company and the Guarantor has been paid in full in cash and until the Securities are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari-passu with the Securities) to the rights of holders of such Senior Debt to receive distributions applicable to such Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of such Senior Debt. A distribution made under this Article 9 to holders of the Company's or the Guarantor's Senior Debt that otherwise would have been made to Holders is not, as between the Company or the Guarantor, as the case may be, and Holders, a payment by the Company or the Guarantor on its Senior Debt.

     Section 9.07. Relative Rights. This Article 9 defines the relative rights of Holders and holders of the Company's or the Guarantor's Senior Debt. Nothing in this Indenture shall: (1) impair, as between the Company, the Guarantor and Holders, the Company's or the Guarantor's Obligations, which are absolute and unconditional, to pay principal of, premium, if any, and interest on the Securities (including the Guarantee) in accordance with their terms; (2) affect the relative rights of Holders and the Company's or the Guarantor's creditors other than their rights in relation to holders of the Company's or the Guarantor's Senior Debt; or (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of the Company's or the Guarantor's Senior Debt to receive distributions and payments otherwise payable to Holders.

     The failure to make a payment on account of principal of or interest on the Securities or the Guarantee by reason of any provision of this Article 9 shall not be construed as preventing the occurrence of an Event of Default under
Section 401.

     Section 9.08. The Company, the Guarantor and Holders May Not Impair Subordination. (a) No right of any holder of the Company's or the Guarantor's Senior Debt to enforce the subordination as provided in this Article 9 shall at any time or in any way be prejudiced or impaired by any act or failure to act by the Company, the Guarantor or by any noncompliance by the Company or the Guarantor with the terms, provisions and covenants of this Indenture, the Securities, the Guarantee or any other agreement regardless of any knowledge thereof with which any such holder may have or be otherwise charged.

     (b) Without in any way limiting Section 908, the holders of any Senior Debt of the Company or the Guarantor may, at any time and from time to time to the extent not otherwise prohibited by this Indenture, without the consent of or notice to any Holders, without incurring any liabilities to any Holder and without impairing or releasing the subordination and other benefits provided in this Indenture or the Holders' obligations to the holders of such Senior Debt, even if any Holder's right of reimbursement or subrogation or other right or remedy is affected, impaired or extinguished thereby, do any one or more of the following: (i) amend, renew, exchange, extend, modify, increase or supplement in any manner such Senior Debt or any instrument evidencing or guaranteeing or securing such Senior Debt or any agreement under which such Senior Debt is outstanding (including, but not limited to, changing the manner, place or terms of payment or changing or extending the time of payment of, or renewing, exchanging, amending, increasing or altering, (1) the terms of such Senior Debt,
(2) any security for, or any Guarantee of, such Senior Debt, (3) any liability of any obligor on such Senior Debt (including any guarantor) or any liability incurred in respect of such Senior Debt) (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any property pledged, mortgaged or otherwise securing such Senior Debt or any liability of any obligor thereon, to such holder, or any liability incurred in respect thereof; (iii) settle or compromise any such Senior Debt or any other liability of any obligor of such Senior Debt to such holder or any security therefor or any liability incurred in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, payment of any of the Company's or the Guarantor's Senior Debt) in any manner or order; and
(iv) fail to take or to record or otherwise perfect, for any reason or for no reason, any lien or security interest securing such Senior Debt by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other Person, elect any remedy and otherwise deal freely with any obligor and any security for such Senior Debt or any liability of any obligor to the holders of such Senior Debt or any liability incurred in respect of such Senior Debt.

     (c) Each Holder by accepting a Security (including the Guarantee) agrees not to compromise, release, forgive or otherwise discharge the Company's or the Guarantor's Obligations with respect to such Holder's Security (including the Guarantee) unless holders of a majority of the outstanding amount of each class of Senior Debt consent to such compromise, release, forgiveness or discharge.

     Section 9.09. Distribution or Notice to Representative. Whenever a distribution is to be made, or a notice given, to holders of Senior Debt of the Company or the Guarantor, the distribution may be made and the notice given to their Representative, if any. If any payment or distribution of the Company's or the Guarantor's assets is required to be made to holders of any of the Company's or the Guarantor's Senior Debt pursuant to this Article 9, the Trustee and the Holders shall be entitled to rely upon any order or decree of any court of competent jurisdiction, or upon any certificate of a Representative of such Senior Debt or a Custodian, in ascertaining the holders of such Senior Debt entitled to participate in any such payment or distribution, the amount to be paid or distributed to holders of such Senior Debt and all other facts pertinent to such payment or distribution or to this Article 9.

     Section 9.10. Rights of Trustee and Paying Agent. The Trustee or paying agent may continue to make payments on the Securities unless prior to any payment date it has received written notice of facts that would cause a payment of principal of, or premium, if any, or interest on, the Securities to violate this Article 9. Only the Company, the Guarantor, a representative of Senior Debt, or a holder of Senior Debt that has no representative may give such notice.

   To the extent permitted by the TIA, the Trustee in its individual or any other capacity may hold Indebtedness of the Company or the Guarantor (including Senior Debt) with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

     Nothing in this Article 9 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 507.

     Section 9.11. Authorization to Effect Subordination. Each Holder of a Security (including the Guarantee) by its acceptance thereof authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 9, and appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes (including, without limitation, the timely filing of a claim for the unpaid balance of the Security that such Holder holds in the form required in any Insolvency or Liquidation Proceeding and causing such claim to be approved).

     If a proper claim or proof of debt in the form required in such proceeding is not filed by or on behalf of all Holders prior to 30 days before the expiration of the time to file such claims or proofs, then the holders or a representative of any Senior Debt of the Company or the Guarantor are hereby authorized, and shall have the right (without any duty), to file an appropriate claim for and on behalf of the Holders.

     Section 9.12. Payment. A payment on account of or with respect to any Security (including the Guarantee) shall include, without limitation, any Additional Interest or, in the case of any payment after May 15, 2002, principal, premium or interest with respect to or in connection with any optional redemption or purchase provisions, any direct or indirect payment payable by reason of any other Indebtedness or Obligation being subordinated to the Securities or the Guarantee, and any direct or indirect payment or recovery on any claim as a Holder relating to or arising out of this Indenture or any Security (including the Guarantee), or the issuance of any Security (including the Guarantee), or the transactions contemplated by this Indenture or referred to herein.

                                  ARTICLE 10

                                   Guarantee

     Section 10.01. Guarantee. (a) The Guarantor hereby irrevocably and unconditionally guarantees to each Securityholder and to the Trustee on behalf of each Securityholder the due and punctual payment of the principal of, premium, if any and interest on, and all other amounts payable under, each Security provided for pursuant to this Indenture and the terms of such Security when and as the same shall become due and payable, whether on the stated maturity, upon acceleration, by call for redemption, upon repurchase or purchase following a Change of Control Offer or an Asset Sale Offer or otherwise, in accordance with the terms of such Security and of this Indenture. The Guarantor hereby expressly waives (i) any right to which it may be entitled to require the Trustee or any Securityholder to pursue or exhaust their respective legal or equitable remedies against the Company prior to exercising their respective rights under the Guarantee of the Guarantor and (ii) any right to which it may be entitled to have the assets of the Company first be used as payment of the Company's or the Guarantor's obligations prior to any amounts being claimed from or paid by the Guarantor hereunder. The Guarantee will not be discharged with respect to any Security except by payment in full of the principal thereof, premium, if any, and interest thereon and all other amounts payable thereunder. In case of the failure of the Company punctually to pay any such principal, premium, interest or other amounts payable, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether on the stated maturity, by acceleration, call for redemption, upon a repurchase or purchase following a Change of Control Offer or an Asset Sale Offer or otherwise, and as if such payment were made by the Company.

     (b) The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal obligor and not merely surety, and shall be absolute and unconditional and enforceable, irrespective of, and unaffected by, any invalidity, irregularity or unenforceability of any Security or this Indenture, any failure to enforce the provisions of any Security or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto by the Securityholders or the Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided that, notwithstanding the foregoing, no such waiver, modification, indulgence or circumstance shall without the written consent of the Guarantor increase the principal amount of a Security or the interest rate thereon or change the currency of payment with respect to any Security, or alter the stated maturity thereof. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company (including, for the avoidance of doubt, any right which the Guarantor may have to require the seizure and sale of the assets of the Company to satisfy the outstanding principal of, interest on or any other amounts payable under each Security prior to recourse against the Guarantor or its assets), protest or notice with respect to any Security or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that the Guarantee of the Guarantor will not be discharged with respect to any Security except by payment in full of the principal thereof and interest thereon. If at any time any payment of principal of and interest on such Security is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company, the Guarantor's obligations hereunder with respect to such payment shall be reinstated as of the date of such rescission, restoration or return as though such payment had become due but had not been made at such time.

     (c) All Obligations owed under and in respect of the Guarantee are subordinated in right of payment, to the extent and in the manner provided in
Article 9.

     Section 10.02. Subrogation. The Guarantor shall be subrogated to all rights of the Securityholder against the Company in respect of any amounts paid to such Securityholder by the Guarantor pursuant to the provisions of the Guarantee.


                                  ARTICLE 11

                           Redemption of Securities

     Section 11.01. Right of Optional Redemption; Prices. On or after May 1, 2002, the Company at its option may, at any time, redeem all, or from time to time any part of, the Securities upon payment of the optional redemption prices set forth in the form of Security hereinabove recited, together with accrued and unpaid interest to the date fixed for redemption.

     Section 11.02. Notice of Redemption; Partial Redemptions. Notice of redemption to the holders of Securities to be redeemed as a whole or in part shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such holders of Securities at their last addresses as they shall appear upon the registry books. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

     The notice of redemption to each such Holder shall identify the Securities to be redeemed (including CUSIP numbers) and shall specify the principal amount of each Security held by such Holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that interest accrued to the date fixed for redemption will be paid as specified in said notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

     The notice of redemption of Securities to be redeemed at the option of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

     No later than 10:00 a.m. on the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section
304) an amount of money sufficient to redeem on the redemption date all the Securities so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. The Company will deliver to the Trustee at least 70 days prior to the date fixed for redemption an Officer's Certificate stating the aggregate principal amount of Securities to be redeemed.

     If less than all the Securities are to be redeemed, the Trustee shall select, either pro rata, by lot or by any other method it shall deem fair and reasonable, Securities to be redeemed in whole or in part. Securities may be redeemed in part in multiples of $1,000 only. The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

     Section 11.03. Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Company or the Guarantor shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Sections 505 and 1206, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that any semi-annual payment of interest becoming due on the date fixed for redemption shall be payable to the holders of such Securities registered as such on the relevant Interest Record Date subject to the terms and provisions of Section 204 hereof.

     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate borne by the Security.

     Upon presentation of any Security redeemed in part only, the Company and the Guarantor shall execute and the Trustee shall authenticate and make available for delivery to or on the order of the Holder thereof, at the expense of the Company and the Guarantor, a new Security or Securities, with the Guarantee endorsed thereon, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

     Section 11.04. Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Company and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Company or the Guarantor or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or the Guarantor.


                                  ARTICLE 12

                      Defeasance and Covenant Defeasance

     Section 12.01. Company's and Guarantor's Option to Effect Defeasance or Covenant Defeasance. The Company and the Guarantor may, at their option, by resolution of the Board of Directors, at any time, elect to have either Section 1202 or Section 1203 applied to the outstanding Securities and the Guarantee upon compliance with the conditions set forth below in this Article 12.

     Section 12.02. Legal Defeasance and Discharge. Upon the Company's and the Guarantor's exercise under Section 1201 hereof of the option applicable to this
Section 1202, the Company and the Guarantor shall be deemed to have been discharged from their Obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, such Legal Defeasance means that the Company and the Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities (including the Guarantee), which shall thereafter be deemed to be "outstanding" only for the purposes of Section 1205 hereof and the other Sections of this Indenture referred to in clauses (i) and (ii) of this
Section 1202, and to have satisfied all its other obligations under such Securities (including the Guarantee) and this Indenture (and the Trustee, on demand of and at the expense of the Company and the Guarantor, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 1204 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (ii) the Company's and the Guarantor's obligations with respect to such Securities under Sections 201, 202, 205, 206, 207, 208, 209, 211, 301, 304 and 1205 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under Section 507 hereof, and the Company's and the Guarantor's obligations in connection therewith and with this
Article 12. Subject to compliance with this Article 12, the Company and the Guarantor may exercise their option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203 hereof with respect to the Securities.

   Section 12.03. Covenant Defeasance. Upon the Company's and the Guarantor's exercise under Section 1201 hereof of the option applicable to this Section 1203, the Company and the Guarantor shall be released from their obligations under the covenants contained in Sections 308 through 317 and clause (iv) of
Section 801 hereof with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Securities and the Guarantee shall thereafter be deemed not outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed outstanding for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company and the Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 401(iii) or (iv) hereof, but, except as specified above, the remainder of this Indenture, such Securities and such Guarantee shall be unaffected thereby. In addition, upon the Company's and the Guarantor's exercise under Section 1201 hereof of the option applicable to this
Section 1203, Sections 401(v) and 401(vii) hereof shall not constitute Events of Default.

     Section 12.04. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to application of either Section 1202 or Section 1203 hereof to the outstanding Securities:

          (i) The Company or the Guarantor shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 510 who shall agree to comply with the provisions of this Article 12 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) cash in U.S. Dollars in an amount, or (b) non-callable Government Securities that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S. Dollars in an amount, or (c) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest on such outstanding Securities on the stated maturity date of such principal or installment of principal, premium, if any, or interest.

          (ii) In the case of an election under Section 1202 hereof, the Company or the Guarantor shall have delivered to the Trustee an Opinion of Counsel confirming that (a) the Company or the Guarantor has received from, or there has been published by, the Internal Revenue Service a ruling or
     (b) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred.

          (iii) In the case of an election under Section 1203 hereof, the Company or the Guarantor shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred.

          (iv) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Section 401(viii) or 401(ix) hereof is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (v) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Guarantor or any of its Restricted Subsidiaries is a party or by which the Guarantor or any of its Restricted Subsidiaries is bound (other than a breach, violation or default resulting from the borrowing of funds to be applied to such deposit).

          (vi) The Company or the Guarantor shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

          (vii) The Company or the Guarantor shall have delivered to the Trustee an Officer's Certificate stating that the deposit made by the Company or the Guarantor pursuant to its election under Section 1202 or 1203 hereof was not made by the Company or the Guarantor with the intent of preferring the Holders of the Securities over the other creditors of the Company or the Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, the Guarantor or others.

          (viii) The Company or the Guarantor shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 1202 hereof or the Covenant Defeasance under
     Section 1203 hereof (as the case may be) have been complied with as contemplated by this Section 1204.

     Section 12.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 1206 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 1204 hereof in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any paying agent (including the Company or the Guarantor acting as paying agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal of, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company or the Guarantor shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 1204 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

     Anything in this Article 12 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company or the Guarantor from time to time upon the Company's or the Guarantor's request any money or non-callable Government Securities held by it as provided in Section 1204 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 1204(i) hereof), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

     Section 12.06. Repayment to the Company or the Guarantor. Any money deposited with the Trustee or any paying agent, or then held by the Company or the Guarantor, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company or the Guarantor on its written request or (if then held by the Company or the Guarantor) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company or the Guarantor for payment thereof, and all liability of the Trustee or such paying agent with respect to such trust money, and all liability of the Company or the Guarantor as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such paying agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company or the Guarantor.

     Section 12.07. Reinstatement. If the Trustee or paying agent is unable to apply any U.S. Dollars or non-callable Government Securities in accordance with
Section 1202 or 1203 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's or the Guarantor's obligations under this

Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 1202 or 1203 hereof until such time as the Trustee or paying agent is permitted to apply all such money in accordance with Section 1202 or 1203 hereof, as the case may be; provided, however, that, if the Company or the Guarantor makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company or the Guarantor shall be subrogated to the rights of the Holders of such Security to receive such payment from the money held by the Trustee or paying agent.


                                  ARTICLE 13

                           Miscellaneous Provisions

     Section 13.01. Incorporators, Stockholders, Officers and Directors of Company and the Guarantor Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security or Guarantee, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of the Company or the Guarantor or of any successor, either directly or through the Company or the Guarantor or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities and the Guarantee by the holders thereof and as part of the consideration for the issue of the Securities and the Guarantee.

     Section 13.02. Provisions of Indenture for the Sole Benefit of Parties and Holders. Except as set forth in Section 1309, nothing in this Indenture or in the Securities or the Guarantee, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the holders of the Securities and the Guarantee, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the holders of the Securities.

     Section 13.03. Successors and Assigns of Company and Guarantor Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Company or the Guarantor shall bind their successors and assigns, whether so expressed or not.

     Section 13.04. Notices and Demands on Company, Guarantor, Trustee and Holders. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Securities and the Guarantee to or on the Company or the Guarantor may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Company or the Guarantor is filed by the Company or the Guarantor with the Trustee) to Vencor, Inc., 3300 Providian Center, 400 West Market Street, Louisville, Kentucky 40202, Attention: Secretary, with a copy to the Director of Finance. Any notice, direction, request or demand by the Company, the Guarantor or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office.

     Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Security register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. The Trustee may waive notice to it of any provision herein, and such waiver shall be deemed to be for its convenience and discretion. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Company, the Guarantor and Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

     Section 13.05. Officer's Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Company or the Guarantor to the Trustee to take any action under any of the provisions of this Indenture, the Company or the Guarantor, as the case may be, shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

     Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     Any certificate, statement or opinion of an officer of the Company or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters or information which is in the possession of the Company or the Guarantor, upon the certificate, statement or opinion of or representations by an officer or officers of the Company or the Guarantor, as the case may be, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

     Any certificate, statement or opinion of an officer of the Company or the Guarantor, as the case may be, or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company or the Guarantor, as the case may be, unless such officer or counsel knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

     Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

     Section 13.06. Payments Due on Saturdays, Sundays and Holidays. If the date of maturity of interest on or principal of the Securities or the date fixed for redemption of any Security shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

     Section 13.07. Conflict of Any Provision of Indenture with Trust Indenture Act of 1939. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939 (an "INCORPORATED PROVISION"), such incorporated provision shall control.

     Section 13.08. New York Law to Govern. This Indenture and each Security (including the Guarantee) shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, except as may otherwise be required by mandatory provisions of law.

     Section 13.09. Third Party Beneficiaries. Holders of Senior Debt of the Company and the Guarantor are third party beneficiaries of this Indenture, and any of them (or their representative) shall have the right to enforce the provisions of this Indenture that benefit such holders.

     Section 13.10. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     Section 13.11. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                                  SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of April 30, 1998.

                                        VENCOR OPERATING, INC.,
                                         as Company


                                        By_________________________________
                                          Title:


                                        VENCOR, INC.,
                                         as Guarantor


                                        By_________________________________
                                          Title:


                                        PNC BANK, NATIONAL
                                         ASSOCIATION, as Trustee


                                        By_________________________________
                                          Title:

                                                                       EXHIBIT A

                      Form of Certificate to Be Delivered
                         in Connection with Transfers
                           Pursuant to Regulation S

                                           ______, ____

PNC BANK, NATIONAL ASSOCIATION
500 West Jefferson Street
Louisville, Kentucky 40202


Attention: Corporate Trust Department

Re:  Vencor Operating, Inc. (the "Company")
     9 7/8% Guaranteed Senior Subordinated Notes due 2005 (the "Securities")
     -----------------------------------------------------------------------

Dear Sirs:

     In connection with our proposed sale of U.S.$________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

     (1) the offer of the Securities and the Guarantee was not made to a person in the United States;

     (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

     (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

     You, the Company and the Guarantor are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                   Very truly yours,

                                   [Name of Transferor]



                                   By:________________________________
                                      Authorized Signature

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                          CROSS-REFERENCE TARGET LIST
                          ===========================

  NOTE: DUE TO THE NUMBER OF TARGETS SOME TARGET NAMES MAY NOT APPEAR IN THE
                            TARGET PULL-DOWN LIST.
  (This list is for the use of the wordprocessor only, is not a part of this document and may be discarded.)

ARTICLE/SECTION               TARGET NAME  ARTICLE/SECTION               TARGET NAME   ARTICLE/SECTION  TARGET NAME  ARTICLE/SECTION
===============               ===========  ===============               ===========   ===============  ===========  ===============
1............................ definitions  6.01....... evid. action, securityholders
1.01............... certain terms defined  6.02...... proof of execution instruments
                                           6.03..... securities deemed not outstandg
2......... issue, execution of securities  6.04....... right of revocation of action
2.01........ authentication of securities
2.02............. Execution of Securities  7................ supplemental indentures
2.03....... Certificate of Authentication  7.01..... sup.inden. w/o consent sec.hold
2.04.... form, denomination, date secure.  7.02........................ with.con.hol
2.05................. Restrictive Legends  7.03........... effect of supp. indenture
2.06..... registration transfer, exchange  7.04..... docs. given trustee; comply TIA
2.07.......................... book.entry  7.05...... not. on securities, respect SI
2.07(a).. bookentry provis. global secur.
2.07(b)................. transfers.global  8........ consol., merger sale conveyance
2.08......... special transfer provisions  8.01............... when issuer may merge
2.08(e).................. pvt.placemt.leg  8.02......... successor corp. substituted
2.08(f).......................... general  8.03....... opinion of counsel to trustee
2.09........ mutilated, stolen securities
2.10.......... Cancellation of Securities  9.................. article-subordination
2.11................ temporary securities  9.08........................ c&h.no.right
2.12.............. CUSIP and CINS Numbers
                                           10............................. guarantee
3......... covenants of company & trustee
3.01..... payment of principal & interest  11.04....................... excl.cer.sec
3.02.......... offices for payments, etc.
3.03...... appt. to fill vacancy, trustee  12......................... def.&.cov.def
3.04....................... paying agents  12.01............. comp.option.defeasance
3.05............. certificates to trustee  12.02............... defeasance;discharge
3.06............... Securityholders Lists  12.03............................ cov.def
3.07.............. Reports by the Trustee  12.04.................... con.leg.cov.def
3.08..... limitation, restricted payments  12.05................... depo.mon.gov.sec
3.08(b)................ such.Rest.Payment  12.06....................... repay.to.com
3.09.......... Limitation on Indebtedness
3.09(a)(vi)................. incur.by.Com  13.............. miscellaneous provisions
3.10....... disp. proceeds of asset sales  13.01..... individual liability exemption
3.11..... limit liens secur. indebtedness  13.02............ provisions of Indenture
3.12..... limit. on div. restric. subsids  13.03...... successors bound by indenture
3.13....... limit. on conduct of business  13.04................ notices and demands
3.14........ provision of financial info.  13.05..... officers cert. & opin. counsel
3.15..... limit., transactions affiliates  13.06...................... payments due,
3.16............ limitation on guarantees  13.07...... conflict w Inden. Act of 1939
3.17................... change in control  13.08............. New York Law to govern
3.19............................. reports  13.10....................... counterparts
3.19(a)(i)............... reports.so.long  13.11.................. effect of heading
3.20.......... waiver of stay, usury laws

4........ remedies trustee, event default
4.01............ event of default defined
4.01(a)(viii)...... com.guarant.sign.bank
4.01(a)(ix)...... court.comp.juris.enters
4.04............. waiver of past defaults
4.07...................... rights.rec.pay
4.10.......................... priorities

5................. concerning the trustee
5.01.......... duties of trustee, default
5.02....... certain rights of the trustee
5.03....... trustee not respons. recitals
5.04..... trustee, agents may hold secur.
5.05.............. moneys held by trustee
5.06................... notice of default
5.07..... comp. indem. trustee,priorclaim
5.08...... right trustee rely ofcrs. cert
5.09..... person eligible appoint trustee
5.10.......... appoint. successor trustee
5.11....... acceptance appt. suc. trustee
5.12..... succession to business, trustee
5.13..... preferential collection, claims

6......... concerning the securityholders

 TARGET NAME
 ===========

ARTICLE/SECTION  TARGET NAME   ARTICLE/SECTION  TARGET NAME  ARTICLE/SECTION  TARGET NAME  ARTICLE/SECTION  TARGET NAME
===============  ===========   ===============  ===========  ===============  ===========  ===============  ===========

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